UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 PROXY STATEMENT i

Notice of 2025 Annual Meeting and Proxy Statement

Notice of Annual Meeting of Stockholders

When Wednesday, January 14, 2026, 10:00 a.m. Central Time (“CT”)	Where Virtual meeting via live audio webcast Register in advance at: www.proxydocs.com/CMC	Who Can Vote Stockholders of record at the close of business on November 17, 2025

How to Vote: It is important that your shares be represented and voted at the Annual Meeting. We urge you to vote by using any of these methods.

Via the Internet:

www.proxypush.com/CMC

By Telephone:

1-866-362-4503

By Mail:

Mark, sign, date and mail your proxy card in the postage-paid envelope provided.

At the Annual Meeting:

Attend the Annual Meeting and vote your shares during the live webcast.

Proposal		Page	Board Vote Recommendation
1	Election of three director nominees to serve as Class I directors until the 2029 annual meeting of stockholders	18	FOR each of the director nominees
2	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending August 31, 2026	81	FOR
3	Advisory vote on executive compensation	83	FOR
	Any other business that may properly come before the 2026 annual meeting of stockholders (the “Annual Meeting”)

This Notice, the Proxy Statement and the proxy card are being made available, and the Notice Regarding the Availability of Proxy Materials is being sent commencing on approximately November 25, 2025 to stockholders of record at the close of business on November 17, 2025.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/CMC prior to the deadline of January 12, 2026 at 5:00 p.m. Central Time (“CT”). Following registration, you will immediately receive a confirmation e-mail, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. Whether or not you will be able to attend the Annual Meeting, PLEASE VOTE YOUR SHARES PROMPTLY BY EITHER SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD OR CASTING YOUR VOTE VIA TELEPHONE OR THE INTERNET AS DIRECTED ON THE PROXY CARD. YOU MAY ALSO VOTE YOUR SHARES DURING THE LIVE WEBCAST OF THE ANNUAL MEETING.

By Order of the Board of Directors,

Jody Absher

Senior Vice President, Chief Legal Officer and Corporate Secretary

Irving, Texas

November 25, 2025

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders:

The Proxy Statement and Annual Report are available free of charge at www.proxydocs.com/CMC. Please reference the control number on your proxy card and on the Notice Regarding the Availability of Proxy Materials.

Table of Contents

Proxy Statement for Annual Meeting of Stockholders	1	Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	81

Proxy Statement Summary	2
		Proposal 3: Advisory Vote on Executive Compensation	83
Information About the Meeting and Voting	11
		Equity Compensation Plans	84
Security Ownership of Certain Beneficial Owners and Management	16
		2027 Annual Meeting and Stockholder Proposals	85

Proposal 1: Election of Directors	18	Other Business	85

Corporate Governance; Board and Committee Matters	28	Appendix A: Reconciliation of Non-GAAP Financial Measures	A-1

Sustainability at CMC	35
		Frequently Referenced Topics
Compensation Committee Report	41
		Board Committees	31
Compensation Discussion and Analysis	42
		Director Qualifications and Skills	33
Executive Compensation	56
		Fiscal Year 2025 Summary Compensation Table	56
Compensation Committee Interlocks and Insider Participation	77
		Pay Versus Performance	69

Certain Relationships and Related Party Transactions	78

Audit Committee Report	79

Cautionary Note Regarding Forward-Looking Statements; Available Information

This proxy statement includes estimates, projections, statements relating to our business plans, initiatives, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may appear throughout this proxy statement. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this proxy statement. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. We describe risks and uncertainties that could cause actual results and events to differ materially in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2025. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

References to our website in this proxy statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be a part of this proxy statement or incorporated into any other filings we make with the SEC.

Proxy Statement for Annual Meeting of Stockholders

To Be Held On January 14, 2026

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Commercial Metals Company (“we,” “CMC,” or the “Company”) for use at the Annual Meeting to be held virtually via live audio webcast on Wednesday, January 14, 2026 at 10:00 a.m., CT, and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which this proxy statement and accompanying proxy card are first being made available to stockholders is November 25, 2025.

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless you specifically request a printed copy. Instead, on or about November 25, 2025, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report on the Internet. The Notice Regarding the Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice Regarding the Availability of Proxy Materials will also instruct you as to how you may submit your proxy on the Internet.

Shares represented by each proxy, if properly executed and returned to us prior to the Annual Meeting in accordance with the instructions in the accompanying proxy card and the Notice Regarding the Availability of Proxy Materials, will be voted as directed, but if not otherwise specified, will be voted as follows:

•
FOR Proposal 1 – the election of the three director nominees named in this proxy statement;
•
FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2026; and
•
FOR Proposal 3 – the approval, on an advisory basis, of the compensation of our named executive officers.

A stockholder executing a proxy may revoke it at any time before it is voted (or in the case of voting by telephone or the Internet, prior to the close of voting) by giving written notice to our Corporate Secretary of the Company or by subsequently executing and delivering a new proxy.

Stockholders of record can simplify their voting and reduce our cost by voting their shares by telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. If a stockholder’s shares are held in the name of a bank, broker, trust or other nominee, the availability of telephone and Internet voting will depend upon the voting processes of the bank, broker, trust or other nominee. Accordingly, stockholders should follow the voting instructions on the form they receive from their bank, broker, trust or other nominee.

Instructions for voting by telephone or the Internet are contained in the Notice Regarding the Availability of Proxy Materials you received. You may also vote your shares during the live webcast of the Annual Meeting. Only stockholders of record as of the close of business on November 17, 2025 are entitled to notice of and to attend and/or vote at the Annual Meeting or any adjournments of the Annual Meeting. The list of stockholders will be available for inspection by stockholders during the Annual Meeting at www.proxydocs.com/CMC and during the 10 days prior to the Annual Meeting at our principal executive office located at 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039.

2026 PROXY STATEMENT 1

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time January 14, 2026 10:00 a.m. CT	Location Virtual meeting via live audio webcast Register in advance at: www.proxydocs.com/CMC	Record Date November 17, 2025

Voting

Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock entitles the holder thereof to one vote for each director to be elected and one vote for each of the other matters to be voted upon.

Proposal		Page	Board Vote Recommendation
1	Election of three director nominees to serve as Class I directors until the 2029 annual meeting of stockholders	18	FOR each of the director nominees
2	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending August 31, 2026	81	FOR
3	Advisory vote on executive compensation	83	FOR

2 COMMERCIAL METALS COMPANY

Proxy Statement Summary

Significant Developments

Fiscal year 2025 marked a pivotal chapter in our journey—one defined by bold execution of our strategy and a relentless focus on building a stronger, more resilient company. Our strategic vision is centered on driving sustainable improvements to margins, earnings, cash flow, and returns on capital, while reducing volatility across our business. We are executing this vision through three interconnected paths: investing in our people and pursuing excellence, delivering value-accretive organic growth, and enhancing our capabilities with strategically aligned inorganic growth.

•
In fiscal year 2025, we continued our focus on implementing our Transform, Advance, and Grow (“TAG”) operational and commercial excellence program, which exceeded anticipated targeted EBITDA benefits. The Company is executing on initiatives with annual run-rate EBITDA expected to exceed $150 million by the end of fiscal 20261.
•
After fiscal year end, in September 2025, the Company entered into a definitive agreement to acquire Concrete Pipe & Precast, LLC (“CP&P”), a leading supplier of precast concrete solutions to the United States (“U.S.”) Mid-Atlantic and South Atlantic regions. The CP&P acquisition will expand the Company’s portfolio of value-added early-stage construction solutions into a fragmented industry with strong margin characteristics. The Company anticipates CP&P will strengthen its core business and adds a complementary earnings driver with higher, more stable margin characteristics. The acquisition is expected to close in December 2025.
•
After fiscal year end, in October 2025, the Company entered into a definitive agreement to acquire Foley Products Company, LLC (“Foley”), a leading provider of precast concrete products and reinforced concrete pipe to the U.S. Southeastern and Western regions. The Foley acquisition will create immediate scale for the Company’s precast platform while adding a business with industry-leading margins to the Company’s portfolio of early-stage construction solutions. The acquisition is expected to close in December 2025.
•
In July 2025, the Company implemented changes to its North America Steel Group segment structure and reorganized the segment into three lines of business. The new lines of business structure is designed to improve speed of execution across our operations, enhance customer service, align organic growth strategies, and increase the consistency of our processes across the Company.
•
In August 2025, the Company launched SynERGy, a women’s employee resource group dedicated to empowering women across the Company by fostering growth, visibility, and advancement. SynERGy serves as a community where women and allies can come together to connect, learn, and thrive through networking events, skill-building workshops, and mentorship opportunities.

1 We have not reconciled the forward-looking estimates of TAG-related EBITDA benefits to comparable GAAP measures because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of metal margins, U.S. trade policy, cost levels of key production inputs, construction activity and related product demand, etc. Accordingly, reconciliations of the forward-looking estimates of TAG-related EBITDA benefits to net earnings are not available at this time without unreasonable effort. Benefit estimates are based on the value of changes to key margin, cost, or efficiency drivers achieved through the TAG program as compared to a baseline fiscal 2024 starting point.

2026 PROXY STATEMENT 3

Proxy Statement Summary

Fiscal Year 2025 Highlights

Another TRANSFORMATIVE YeaR	$715.1M Cash Flows From Operating Activities

$84.7M Net Earnings	$837.3M Core EBITDA(1)

$50M EBITDA benefit from Tag program(3)	$198.8M VALUE OF Shares repurchased under $850M Buyback program(2)

THIRD consecutive year of Record Employee Safety Performance	133 CMC facilities had no recordable injuries in fiscal year 2025

(1)
“Core EBITDA” is a non-GAAP measure. Please refer to Appendix A for more information.
(2)
On January 10, 2024, the Board authorized an increase of CMC’s share repurchase program to an aggregate of $850 million, up from the $350 million authorized by the Board in October 2021. Approximately $40 million of capacity was remaining under the program prior to the increase.
(3)
Benefit estimates are based on the value of changes to key margin, cost, or efficiency drivers achieved through the TAG program as compared to a baseline fiscal 2024 starting point.

4 COMMERCIAL METALS COMPANY

Proxy Statement Summary

Director Nominee Highlights

Dawne S. Hickton Chair, CEO and President of Cumberland Additive, Inc. Age: 68 Director Since: 2025 Committees: Other Public Company Boards: 1	Peter R. Matt President and CEO of CMC Age: 63 Director Since: 2020 Committees: None Other Public Company Boards: None	Robert S. Wetherbee Executive Chairman of the Board and Former CEO of ATI Inc. Age: 66 Director Since: 2023 Committees: Other Public Company Boards: 2

Continuing Director Highlights

Dennis V. Arriola Former CEO of Avangrid, Inc. Age: 64 Director Since: 2024 Committees: Other Public Company Boards: 2	Lisa M. Barton President and CEO of Alliant Energy Corporation Age: 60 Director Since: 2020 Committees: Other Public Company Boards: 1	Gary E. McCullough Retired – Former CEO of ARI Packaging, Inc. Age: 66 Director Since: 2021 Committees: Other Public Company Boards: 1

John R. McPherson Former EVP and Chief Financial and Strategy Officer of Vulcan Materials Company Age: 57 Director Since: 2022 Committees: Other Public Company Boards: None	Tandra C. Perkins SVP, Chief Digital and Administrative Officer of The Phillips 66 Company Age: 54 Director Since: 2024 Committees: Other Public Company Boards: None	Charles L. Szews Retired – Former President and CEO of Oshkosh Corporation Age: 69 Director Since: 2014 Committees: Other Public Company Boards: 2

Audit Committee	Compensation Committee	Chair	Chairman of the Board
Finance Committee	Nominating and Corporate Governance Committee

2026 PROXY STATEMENT 5

Proxy Statement Summary

Current Board Highlights

Board Skills, Experience & Diversity Matrix

The skills and experiences set forth below are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to the Company’s business. Our Board currently consists of ten directors with four directors in Class I and three directors in each of Class II and Class III. Ms. Raiss is included in the matrix below, but has decided to retire as a director of the Company and not stand for re-election upon expiration of her current term at the Annual Meeting. The Board has determined not to fill the vacancy that will occur as a result of Ms. Raiss’s retirement, and as a result, effective at the Annual Meeting, the number of Board members will be reduced from ten to nine persons.

6 COMMERCIAL METALS COMPANY

Proxy Statement Summary

Board Refreshment since 2021

The Nominating and Corporate Governance Committee’s work on director succession and refreshment has resulted in six new directors being added to our Board since 2021. This intentional and planned approach has resulted in a mix of skills, experience, tenure, and diversity that promotes and supports the Company’s long-term growth strategy.

2026 PROXY STATEMENT 7

Proxy Statement Summary

Governance Highlights

Board Composition
•
Independent Chairman of the Board with robust duties
•
Diversity in Board composition (ethnically/racially or gender diverse directors make up 60% of our Board)
•
Regular executive sessions of independent directors at Board and committee meetings
• Nine of ten directors are independent • Commitment to proactive Board refreshment with six new directors in the last five years • All Board committees are composed of independent directors

Effective Practices
•
Directors are limited to three other public company directorships and the CEO is limited to one other public company directorship
•
Annual Board and committee self-evaluations and individual director evaluations
•
Non-employee director stock ownership guidelines require at least 5x annual cash retainer
•
Quarterly committee oversight of cybersecurity resilience

•
Succession planning for senior management
•
Robust risk management framework, with multiple layers of risk assessment and mitigation
•
Board and committees regularly review environmental, social and governance (“ESG”) matters
•
Annual review of committee charters and Corporate Governance Guidelines

Stockholder Rights
• One class of outstanding shares with each share entitled to one vote • Stockholder right to call special meetings • Annual advisory approval of executive compensation	• Stockholder proxy access right • Majority voting with director resignation policy for uncontested elections • No poison pill

Executive Compensation Advisory Vote

We are asking stockholders to approve, on a non-binding advisory basis, our named executive officer (“NEO”) compensation as described in this proxy statement. Our Board recommends a FOR vote because it believes that our compensation policies and practices are reasonable, competitive, and highly focused on pay-for-performance principles, as described in more detail in Proposal 3 on page 83.

8 COMMERCIAL METALS COMPANY

Proxy Statement Summary

Aligning Pay and Performance

The Compensation Committee of our Board (the “Compensation Committee”) designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance.

•
Performance-based stock units (“PSUs”): Cumulative Adjusted EBITDA (Comp) and relative total stockholder return (“TSR”) performance for the three-year period ending in fiscal year 2025 were below target, resulting in below target payouts.
•
Annual Cash Incentive Plan: Financial results in fiscal year 2025 resulted in slightly below target payouts.

Cumulative Adjusted EBITDA (Comp)[1] and Relative TSR[2]

• PSU Payout (2023-2025): 92.31%
• TSR: 42.5%
Adjusted EBITDA (Comp) MM
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,855
$3,601
$3,803
$3,134
2020 - 2022
2021 - 2023
2022 - 2024
2023 - 2025

(1)
Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA (Comp)”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)
Relative Total Stockholder Return (“Relative TSR”) performance and PSU payouts are for the three-year period ended August 31, 2025.
(3)
As used in this proxy statement, “Adjusted Earnings (Comp)” means adjusted earnings from continuing operations for compensation purposes. Adjusted Earnings (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(4)
Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Elements of Target 2025 Compensation

The Compensation Committee designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. As illustrated below, for fiscal year 2025, approximately 86% of the targeted annual compensation for the CEO and, on average, 74% of the targeted annual compensation for our other NEOs was variable or “at risk” and tied to CMC’s performance.

2026 PROXY STATEMENT 9

Proxy Statement Summary

Compensation Governance Practices

The following are highlights of CMC’s compensation governance framework, which the Compensation Committee believes reinforces our pay-for-performance philosophy:

What we do
Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 47)	At least 50% of long-term incentive awards are in the form of PSUs
Independent executive compensation consultant	Limited perquisites
Double trigger vesting upon a change in control for equity awards	Double trigger for market-based severance upon a change in control
Analyze risk when setting executive compensation	Clawback policy for executive incentive compensation
Majority of NEO compensation is at risk	Robust NEO and director stock ownership and retention guidelines
Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings (Comp), Adjusted EBITDA (Comp), ROICC and Relative TSR measures

What we doN't DO
No hedging, pledging or short sales of CMC stock by directors, officers or employees	No guaranteed incentive bonus payments
No repricing of stock options without stockholder approval
No dividend equivalents on stock options
No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control or under Section 409A of the Internal Revenue Code (the “Code”)
No acceleration of vesting upon retirement for equity awards
No exceptions to the prohibition on pledging CMC stock as collateral

10 COMMERCIAL METALS COMPANY

Information About the Meeting and Voting

These materials were provided to you because our Board is soliciting your proxy to vote at the Annual Meeting, and at any postponements or adjournments of the Annual Meeting. This proxy statement describes the matters on which you, as a stockholder, are entitled to vote. It also provides information that is intended to assist you in making an informed vote on the proposals described in this proxy statement. Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about November 25, 2025, we intend to mail a Notice Regarding the Availability of Proxy Materials to our stockholders of record and beneficial owners. The Notice Regarding the Availability of Proxy Materials will explain how you may access the proxy materials on the Internet and how you may vote your proxy. If you receive a Notice Regarding the Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice Regarding the Availability of Proxy Materials. Our Board encourages you to take advantage of the availability of the proxy materials on the Internet.

Q:	Why did my household receive only one copy of the Notice Regarding the Availability of Proxy Materials or proxy materials?
A:

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice Regarding the Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address with another stockholder and wish to receive a separate Notice Regarding the Availability of Proxy Materials or separate copy of our proxy materials, you may so request by contacting our Corporate Secretary of CMC at (214) 689-4300 or by mail to 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting our Corporate Secretary at the contact information shown above.

Q:	Who is entitled to vote at the Annual Meeting?
A:

Only stockholders of record as of the close of business on November 17, 2025 are entitled to notice of and to attend and/or vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Each share of our common stock is entitled to one vote for each director to be elected and one vote for each of the other proposals.

Q	How can I attend the 2026 Annual Meeting?
A:

As permitted by Delaware law and the Company’s amended and restated bylaws, the Annual Meeting will be held solely as a virtual meeting via live audio webcast. You must register in advance at www.proxydocs.com/CMC to receive a unique link to gain access to attend the Annual Meeting.

Q:	How can I vote my shares?
A:

You can vote your shares in one of four ways:

•
By Submitting a Proxy by Internet. Go to: www.proxypush.com/CMC, where you may submit a proxy by Internet 24 hours a day, 7 days a week. To be valid, your proxy must be received by the Annual Meeting.
•
By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call the number listed on the proxy card any time. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple prompts and instructions provided by the recorded message. To be valid, your proxy must be received by the Annual Meeting.
•
By Submitting a Proxy by Mail. If you choose to submit your proxy by mail, simply mark your proxy, date and sign it and return it in the postage-paid envelope provided. To be valid, your proxy must be received by the Annual Meeting.
•
During the Annual Meeting. To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/CMC. Upon completing your registration, you will receive further instructions via e-mail, including

2026 PROXY STATEMENT 11

Information About the Meeting and Voting

your unique link that will allow you to access the Annual Meeting and to submit questions prior to the Annual Meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via e-mail. Stockholders will be able to log into the Annual Meeting platform beginning at 9:45 a.m. (CT) on January 14, 2026 pursuant to the unique access instructions they receive following their advance registration at www.proxydocs.com/CMC.

The Control Number provided on your voting information form or proxy card is necessary to vote. Please review the materials provided to you and vote as soon as possible.

Q:	How can I revoke my proxy or substitute a new proxy or change my vote?
A:

You may revoke your proxy, substitute a new proxy, or change your vote by:

•
Submitting in a timely manner a new proxy through the Internet or by telephone that is received by the Annual Meeting;
•
Requesting, executing and mailing a later-dated proxy card that is received by the Annual Meeting;
•
Sending written notice of revocation to our Corporate Secretary at 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039 (which must be received by 5:00 p.m. (CT) on January 12, 2026); or
•
Voting during the virtual Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other holder of record.

Q:	How many shares must be present to conduct the Annual Meeting?
A:

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. As of the close of business on November 17, 2025, the record date for determining stockholders entitled to vote at the Annual Meeting, there were 111,047,945 shares of our common stock, par value $0.01 per share, outstanding, not including approximately 18,012,719 treasury shares. There were no shares of our preferred stock outstanding on November 17, 2025.

Q:	How do I vote if I cannot attend the virtual Annual Meeting?
A:

By voting your shares by telephone or the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials or, if you requested a printed copy of our proxy materials, by signing, dating and returning the proxy card you received, you will enable Peter R. Matt, Paul J. Lawrence and Jody K. Absher, each of whom is named on the proxy card as a “Proxy Holder,” to vote your shares at the Annual Meeting in the manner you indicate. When you vote your shares by proxy, you can specify whether your shares should be voted for or against each of the director nominees identified in Proposal 1. You can also specify how you want your shares voted with respect to Proposals 2 and 3, which are described elsewhere in this proxy statement.

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If you vote by proxy and any other matters are properly presented at the Annual Meeting for consideration, the Proxy Holders will have discretion to vote for you on those matters.

Q:	How may I submit questions at the virtual Annual Meeting?
A:

We are committed to ensuring that our stockholders have similar opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting. To submit questions at the Annual Meeting, you must first register in advance at www.proxydocs.com/CMC prior to the deadline of January 12, 2026 at 5:00 p.m. (CT). Upon completing your registration, you will receive further instructions via e-mail, including your unique link that will allow you to access the Annual Meeting and will also permit you to submit questions. The Control Number provided on your voting information form or proxy card is necessary to access the virtual meeting site. All questions must be submitted in advance of the Annual Meeting by January 12, 2026 at 5:00 p.m. (CT). In order to ensure an efficient and organized meeting, stockholders will not be permitted to ask questions that were not submitted in advance of the Annual Meeting.

Appropriate, pre-submitted questions related to the business of the Annual Meeting (the proposals being voted upon) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on the Investors section of our website as soon as practical after the Annual Meeting. More information regarding the question and answer process, including the number and

12 COMMERCIAL METALS COMPANY

Information About the Meeting and Voting

types of questions permitted, the time allotted for questions, and how questions will be recognized and answered are found in the rules of conduct for the Annual Meeting, which will be available at www.proxydocs.com/CMC.

Q:	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page and included in the meeting access e-mail. Registration support is also available by directing your question(s) to the e-mail address displayed on the registration page.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

If your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the “stockholder of record” of those shares, and the materials have been provided directly to you by CMC.

In contrast, if you purchased your shares through a bank, broker, trust or other nominee, the bank, broker, trust or other nominee is the “stockholder of record” of those shares. Generally, when this occurs, the bank, broker, trust or other nominee automatically puts your shares into “street name,” which means that the bank, broker, trust or other nominee holds your shares in its name or another nominee’s name and not in your name, but keeps records showing you as the real or “beneficial owner.” If you hold shares beneficially in “street name,” the materials have been forwarded to you by your bank, broker, trust or other holder of record.

Q:	What are broker non-votes?
A:

A broker non-vote occurs when a bank, broker, trust or other nominee does not vote on a particular proposal because the bank, broker, trust or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes are included in the number of shares present at the Annual Meeting for purposes of determining a quorum. Broker non-votes are not counted as votes cast either “for” or “against” a director nominee’s election and are not counted for purposes of determining the voting power with respect to a particular proposal. As described below, banks, brokers, trusts and other nominees will not have discretion to vote on the election of directors or the advisory vote on executive compensation.

Q:	Will my shares be voted if I do not provide instructions to my bank, broker, trust or other nominee?
A:

If you are the beneficial owner of shares held in “street name” by a bank, broker, trust or other nominee, the bank, broker, trust or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under applicable New York Stock Exchange (“NYSE”) rules, if you hold your shares through a bank, broker, trust or other nominee, and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee does not have the discretion to vote on the election of directors or the advisory vote on executive compensation. THEREFORE, UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BANK, BROKER, TRUST OR OTHER NOMINEE HOLDING SHARES ON YOUR BEHALF, THE BANK, BROKER, TRUST OR OTHER NOMINEE WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES ON THESE PROPOSALS. We strongly encourage you to vote your proxy or provide voting instructions to the bank, broker, trust or other nominee so that your vote on these matters will be counted.

Under NYSE rules, if you hold your shares through a bank, broker, trust or other nominee and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee will have the discretion to vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2026.

Q:	What are the proposals and what is the required vote for each?
A:
•
Proposal 1: Election of Directors. In an uncontested election of directors, each director is elected by the vote of the majority of the votes cast. A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” such director nominee. Abstentions and broker non-votes will not be counted as votes cast either “for” or “against” a director nominee’s election and therefore will have no effect on the outcome.

Pursuant to our Corporate Governance Guidelines, in an uncontested election of directors, any director nominee who has a greater number of votes “against” his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance

2026 PROXY STATEMENT 13

Information About the Meeting and Voting

thereof by our Board, and such director will continue in office until such resignation is accepted or, if not accepted, until such director’s successor shall have been elected and qualified. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) shall promptly consider the tendered resignation and a range of possible responses based on the circumstances, if known, that led to the election results and recommend to our Board whether to accept or reject the resignation offer or whether other action should be taken with respect thereto. Our Board will act upon such recommendation(s) within 120 days following certification of the stockholder vote and shall promptly disclose its decision regarding whether to accept the director’s resignation offer.

Any director who tenders a resignation pursuant to our Corporate Governance Guidelines shall not participate in either the Nominating and Corporate Governance Committee’s deliberations or recommendation or our Board’s deliberations, in each case regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

•
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 2 to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2026. An abstention on Proposal 2 will have the same effect as a vote against Proposal 2. Broker non-votes are not applicable to Proposal 2.
•
Proposal 3: Advisory Vote on Executive Compensation. Proposal 3 is being submitted to enable stockholders to approve, on an advisory basis, the compensation of our NEOs. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 3. An abstention on Proposal 3 will have the same effect as a vote against Proposal 3. A broker non-vote will not have any effect on Proposal 3 and will not be counted. Proposal 3 is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Q:	What are the recommendations of our Board?
A:	Our Board recommends that you vote:

•
FOR Proposal 1 – the election of the three director nominees nominated by our Board and named in this proxy statement;
•
FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2026; and
•
FOR Proposal 3 – the approval, on an advisory basis, of the compensation of our named executive officers.

Q:	Who will count the votes at the Annual Meeting?
A:	We have retained BetaNXT to provide hosting services related to the Annual Meeting and to assist as master tabulator and inspector of election.
Q:	What happens if the Annual Meeting is adjourned?
A:

If we adjourn the Annual Meeting, we will conduct the same business at the adjourned meeting, and our Board can decide to set a new record date for determining stockholders entitled to vote at the adjourned meeting, or decide to only allow the stockholders entitled to vote at the original meeting to vote at the adjourned meeting. According to CMC’s amended and restated bylaws, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally scheduled to take place, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, our Board will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Q:	Whom can I contact if I have questions?

14 COMMERCIAL METALS COMPANY

Information About the Meeting and Voting

A:	If you have any questions about the Annual Meeting or how to vote your shares, please call the office of our Corporate Secretary at (214) 689-4300.
Q:	Where can I find the voting results?
A:	We plan to report the voting results in a Current Report on Form 8-K, which we expect to file with the SEC (www.sec.gov) within four business days of the Annual Meeting.

2026 PROXY STATEMENT 15

Security Ownership of Certain Beneficial Owners and Management

On the basis of filings with the SEC and other information, we believe that based on 111,047,945 shares of our common stock issued and outstanding as of the close of business on November 17, 2025, the following persons beneficially owned more than five percent (5%) of our outstanding common stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc.(1)
50 Hudson Yards New York, NY 10001	13,705,272	12.3%
		12.3%

The Vanguard Group(2)
100 Vanguard Blvd. Malvern, PA 19355	12,640,764	11.4%

Dimensional Fund Advisors LP(3)
6300 Bee Cave Road, Building One Austin, TX 78746	7,611,397	6.9%

State Street Corporation(4)
One Congress Street, Suite 1 Boston, MA 02114	6,037,475	5.4%

(1)
Based on the information provided pursuant to Amendment No. 3 to the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on October 17, 2025 (the “BlackRock Schedule 13G”). BlackRock reported that, as of September 30, 2025, it had sole voting power with respect to 13,324,892 shares of common stock and sole dispositive power with respect to 13,705,272 shares of common stock. The BlackRock Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one person’s interest in the common stock is more than 5% of the total outstanding common shares.
(2)
Based on the information provided pursuant to Amendment No. 14 to the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024 (the “Vanguard Schedule 13G”). Vanguard reported that, as of December 29, 2023, it had shared voting power with respect to 99,587 shares of common stock, sole dispositive power with respect to 12,430,074 shares of common stock, and shared dispositive power with respect to 210,690 shares of common stock. The Vanguard Schedule 13G states that no one other person’s interest in the common stock is more than 5% of the total outstanding common shares.
(3)
Based on the information provided pursuant to Amendment No. 10 to the Schedule 13G filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 9, 2024 (the “DFA Schedule 13G”). DFA reported that, as of December 29, 2023, it had sole voting power with respect to 7,472,769 shares of common stock and sole dispositive power with respect to 7,611,397 shares of common stock. The DFA Schedule 13G states that various funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that the interest of any one such fund does not exceed 5% of the total outstanding common shares.
(4)
Based on the information provided pursuant to the Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on May 13, 2025. State Street reported that, as of May 9, 2025, it had shared voting power with respect to 5,581,894 shares of common stock and shared dispositive power with respect to 6,037,475 shares of common stock.

16 COMMERCIAL METALS COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us about the beneficial ownership of our common stock as of the close of business on November 17, 2025 by each current director, our NEOs and all current directors and executive officers as a group based on 111,047,945 shares of our common stock issued and outstanding as of the close of business on November 17, 2025. We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to securities that the person has the right to acquire within 60 days. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares listed.

Name	Owned Shares of Common Stock		Percentage of Common Stock Beneficially Owned

Directors and Director Nominees (excluding Mr. Matt)
Dennis V. Arriola	5,016	(1)	*
Lisa M. Barton	22,640		*
Dawne S. Hickton	539	(2)	*
Gary E. McCullough	25,468		*
John R. McPherson	23,267	(3)	*
Tandra C. Perkins	3,897	(4)	*
Sarah E. Raiss	100,548	(5)	*
Charles L. Szews	60,620		*
Robert S. Wetherbee	11,057		*
Named Executive Officers			*
Peter R. Matt	83,423		*
Paul J. Lawrence	190,181		*
Kekin M. Ghelani	2,818		*
Jody K. Absher	58,411		*
Jennifer J. Durbin	59,357		*
All directors, director nominees and executive officers as a group (15 persons)	692,594	(6)	*

* Percentage ownership of less than one percent (1%).

(1)
Includes 5,016 deferred RSUs that Mr. Arriola has elected to have distributed not more than 60 days immediately following termination of service.
(2)
Includes 270 deferred shares of restricted stock that Ms. Hickton has elected to have distributed not more than 60 days immediately following termination of service.
(3)
Includes 11,331 deferred RSUs that Mr. McPherson has elected to have distributed not more than 60 days immediately following termination of service and 6,722 shares of common stock owned indirectly through a limited partnership.
(4)
Includes 3,897 RSUs that Ms. Perkins has elected to have distributed not more than 60 days immediately following termination of service.
(5)
Includes 16,411 deferred RSUs that Ms. Raiss has elected to have distributed not more than 60 days immediately following termination of service and 2,906 RSUs vesting on January 10, 2026.
(6)
Includes 2,906 RSUs vesting within 60 days of November 17, 2025 and 36,925 deferred RSUs to be distributed not more than 60 days immediately following termination of service.

2026 PROXY STATEMENT 17

Proposal 1

Election Of Directors

Information about our Board and the Director Nominees

Our certificate of incorporation divides our Board into three classes. Our Board currently consists of ten directors with four directors in Class I and three directors in each of Class II and Class III. Ms. Raiss, as a Class I director, has decided to retire as a director of the Company and not stand for re-election upon expiration of her current term at the Annual Meeting. The Board has determined not to fill the vacancy that will occur as a result of Ms. Raiss’s retirement, and as a result, effective at the Annual Meeting, the number of Board members will be reduced from ten to nine persons.

The term of office of our current Class I directors expires at the Annual Meeting. There are three Class I director nominees standing for election at the Annual Meeting.

The term of the Class I directors elected at the Annual Meeting ends at the 2029 annual meeting of stockholders. The term of the Class II directors ends at the 2027 annual meeting of stockholders and the term of the Class III directors ends at the 2028 annual meeting of stockholders.

Proxies cannot be voted for the election of more than three persons to our Board at the Annual Meeting.

Each director nominee named in this proxy statement has consented to being named in this proxy statement and to serve if elected. If any director nominee is unable to serve or for good cause will not serve, the shares represented by the proxies will be voted for the person, if any, designated by our Board to replace such director nominee. However, CMC has no reason to believe that any director nominee will be unable to serve. All of the director nominees, as well as the continuing directors, plan to attend the Annual Meeting.

Changes to our Board During 2025

In connection with our Board’s succession planning, the Nominating and Corporate Governance Committee conducted a search process to select qualified director candidates.

In its evaluation of potential director candidates, the Nominating and Corporate Governance Committee took into account many factors, including each candidate’s: general understanding of elements relevant to the success of a large publicly traded company in the current business environment; understanding of our business, industry and markets including construction or manufacturing experience; educational and professional background; prior board experience; and ethics, integrity, values, inquisitive and objective perspectives, practical wisdom, judgment and availability. The Nominating and Corporate Governance Committee evaluated potential candidates in the context of our Board as a whole, with the objective of recommending a director candidate that would be the most likely to help drive the success of the business and represent the long-term interest of our stockholders.

Selected candidates were interviewed by members of our Board as well as executive management. A background review of the ultimate candidates was conducted by an independent professional agency specializing in the performance of such background reviews. As a result of this process, the Nominating and Corporate Governance Committee selected Dawne S. Hickton from a slate of qualified candidates and recommended her to our Board for appointment during fiscal year 2025. On July 11, 2025, our Board voted to increase the size of our Board from nine to ten directors (and to increase the size of Class I from three to four directors) and to appoint Ms. Hickton as a Class I director, effective October 14, 2025. Ms. Raiss, a Class I director, will retire from the Board at the Annual Meeting after 15 years of distinguished service to the Company. Accordingly, the Board has not nominated Ms. Raiss for re-election as a Class I director.

After the retirement of Ms. Raiss, without reclassifying the directors or adding a new director to fill the vacancy caused by her retirement, the Board will have nine directors, consisting of three Class I directors, three Class II directors and three Class III directors. The seat on our Board currently held by Ms. Raiss will be eliminated concurrently with her retirement at the Annual Meeting, without any further action of the Company or by our Board, and at such time the size of our Board will be automatically reduced from ten persons to nine persons.

18 COMMERCIAL METALS COMPANY

proposal 1: election of directors

Director Nominees

Class I – Term to Expire in 2029*

Dawne S. Hickton Chair, Chief Executive Officer, and President of Cumberland Additive, Inc.

	Age: 68	Committees:
• Audit • Finance
Director Since: 2025

Experience:

Since June 2022, Ms. Hickton has served as Chair, Chief Executive Officer, and President of Cumberland Additive, Inc., a private company focused on new technologies for specialty metals additive manufacturing. From June 2019 to June 2022, Ms. Hickton served as Executive Vice President and President, Critical Mission Solutions, a division of Jacobs Solutions Inc. (formerly Jacobs Engineering Group Inc.), an international technical professional services firm. Ms. Hickton was previously the Chief Executive Officer of RTI International Metals, Inc., a vertically integrated global supplier of titanium mill products and fabricated metal components for the aerospace, defense, and energy industries. Ms. Hickton also serves on the boards of directors of Elevra Lithium Limited and of VMO Aircraft Leasing.

Qualifications:

As a current chief executive officer and former chief executive officer of a publicly traded company, Ms. Hickton brings to the Board chief executive leadership experience, as well as extensive operational, commercial, financial, and strategic experience in manufacturing and government services. Her experience from service on other public company boards provides our Board with a broad range of perspectives valuable to the further implementation of our overall growth strategy.

Other Current Public Directorships:
• Elevra Lithium Limited

Former Public Directorships: • Jacobs Solutions Inc. • F.N.B. Corporation

*The terms of office of the Class I directors will expire at the Annual Meeting. If elected, each director nominee will serve until the 2029 annual meeting of stockholders or until his or her successor is elected and qualified.

2026 PROXY STATEMENT 19

proposal 1: election of directors

Peter R. Matt President and Chief Executive Officer of CMC

Age: 63

Director Since: 2020

Experience:

Mr. Matt has served as the President and Chief Executive Officer of CMC since September 1, 2023 and previously served as President of CMC from April 2023 to August 2023. Prior to joining CMC, Mr. Matt served as Executive Vice President and Chief Financial Officer of Constellium N.V. (“Constellium”), a global aluminum fabrication company from 2016 to 2023. Prior to joining Constellium, Mr. Matt served as a Managing Partner for Tumpline Capital, LLC from 2015 to 2016. From 1985 to 2015, he held various leadership positions with Credit Suisse.

Qualifications:

Mr. Matt brings to the Board a wealth of financial, strategic, and executive managerial experience. He has previously helped engineer the turnaround of a global manufacturing company with extensive work on corporate and operational finance, financial planning, strategy, governance, and a range of other public company topics. Over his 30 years as a banker, he worked closely with a wide range of industrial companies, including a number of steel companies, across a range of financial and strategic products, including asset finance, restructuring, public and private debt and equity securities, and a variety of mergers and acquisitions transactions.

20 COMMERCIAL METALS COMPANY

proposal 1: election of directors

Robert S. Wetherbee Executive Chairman of the Board and Former Chief Executive Officer of ATI Inc.*

	Age: 66	Committees:
• Compensation • Nominating and Corporate Governance
Director Since: 2023
Chairman of the Board of CMC since September 2024 * Mr. Wetherbee will retire as Executive Chairman of the Board of ATI Inc., effective May 14, 2026.

Experience:

Since July 1, 2024, Mr. Wetherbee has served as Executive Chairman of the Board of ATI Inc. (“ATI”), a publicly traded global producer of high-performance specialty materials and solutions for the global aerospace and defense markets, and critical applications in electronics, medical, and specialty energy. Previously, Mr. Wetherbee served as Chief Executive Officer of ATI from June 2023 to June 2024 and President and Chief Executive Officer of ATI from 2019 to June 2023. Mr. Wetherbee has been a member of the board of directors of ATI since 2019 and became Board Chair of ATI in 2021. Mr. Wetherbee previously served as Executive Vice President of ATI Flat Rolled Products Group from 2015 until 2018, and was the President of ATI Flat Rolled Products from 2014 until 2015. Prior to that, Mr. Wetherbee served as President and Chief Executive Officer of Minerals Technologies, Inc., a publicly traded, technology-driven specialty minerals company, from 2013 until 2014. He previously served as President of ATI’s tungsten business from 2010 until 2012, following a 29-year career with Alcoa in roles of increasing responsibility.

Qualifications:

As executive chairman of the board and former chief executive officer of a publicly traded company, Mr. Wetherbee brings to the Board substantial experience in executive leadership, public company governance, business development, and strategic planning. Over the course of his career, Mr. Wetherbee has held a variety of senior management positions and has obtained significant experience with respect to mergers and acquisitions, operational matters, implementation of new technologies, and value creating initiatives. With over 30 years of experience in the metals industry and an established track record of driving organic growth and delivering sustainable profitability, Mr. Wetherbee provides our Board with valuable industry insights and meaningful strategic guidance.

Other Current
Public Directorships: • ATI Inc. • GATX Corporation

2026 PROXY STATEMENT 21

proposal 1: election of directors

Directors Continuing in Office

Class Ii – Term to Expire in 2027

Dennis V. Arriola Former Chief Executive Officer of Avangrid, Inc.

	Age: 64	Committees:
• Audit • Finance
Director Since: 2024

Experience:

Mr. Arriola is an Operating Partner for Sandbrook Capital, a private investment firm that focuses on investments in global energy infrastructure. From 2020 to 2022, he held the position of Chief Executive Officer of Avangrid, Inc., a leading sustainable energy company with $41 billion in assets operating across 24 states. Mr. Arriola's professional career has also included key leadership roles in executive, operating, and financial functions at Sempra and SunPower Corporation.

Qualifications:

As the former chief executive officer of a publicly traded company, Mr. Arriola brings to the Board chief executive leadership experience, as well as extensive financial, audit, operational, and strategic planning experience gained from serving in a variety of roles throughout his career. His service on the boards of directors of other publicly traded companies provides our Board with a broad range of perspectives valuable to the further implementation of our overall strategy.

Other Current Public Directorships: • ConocoPhillips • Meritage Homes Corporation

22 COMMERCIAL METALS COMPANY

proposal 1: election of directors

John R. McPherson Former Executive Vice President and Chief Financial & Strategy Officer of Vulcan Materials Company

	Age: 57	Committees:
• Finance (Chair) • Audit
Director Since: 2022

Experience:

Mr. McPherson served as the Executive Vice President and Chief Financial & Strategy Officer of Vulcan Materials Company (“Vulcan Materials”), a publicly traded company principally engaged in the production, distribution, and sale of construction materials and industrial and specialty chemicals, from 2014 until 2018, as President of its East Region from 2012 until 2014 and as Senior Vice President, Strategy & Business Development from 2011 until 2012. Prior to joining Vulcan Materials, Mr. McPherson served from 1995 until 2011 in a variety of roles with McKinsey & Company, Inc. (“McKinsey”), including from 2007 through 2011 as a director (senior partner). From 1990 until 1993, Mr. McPherson worked with Goldman Sachs & Company as an investment banker.

Qualifications:

As a former chief financial officer, Mr. McPherson brings to the Board a comprehensive understanding of public company finance. Mr. McPherson also has extensive knowledge of audit, risk, compliance, and public company reporting requirements. Mr. McPherson’s years of experience as a consultant at McKinsey and as head of strategy at Vulcan Materials enable him to make valuable contributions to the oversight and implementation of the Company’s strategic objectives.

Former Public Directorships:
• Forterra, Inc.

2026 PROXY STATEMENT 23

proposal 1: election of directors

Tandra C. Perkins Senior Vice President, Chief Digital and Administrative Officer of The Phillips 66 Company

Age: 54	Committees:
• Finance • Compensation
Director Since: 2024

Experience:

Ms. Perkins is the Senior Vice President, Chief Digital and Administrative Officer at The Phillips 66 Company, a leading energy company and provider. From July 2020 to October 2022, she served as Vice Chair of Growth and Strategy for KPMG. Prior to this role, Ms. Perkins held several leadership positions within KPMG over the course of her 21-year tenure with the organization, including as partner-in-charge and other leadership positions at KPMG’s Houston office.

Qualifications:

Ms. Perkins brings to the Board strong business acumen and 30 years of professional experience across multiple industries including industrial manufacturing and energy. Her service as a chief digital and administrative officer provides our Board with knowledge of cybersecurity and information technology, enterprise services, and innovation. Ms. Perkins’ experience in growth and strategy enables her to make valuable contributions to implement the Company’s strategic objectives.

24 COMMERCIAL METALS COMPANY

proposal 1: election of directors

Class IIi – Term to Expire in 2028

Lisa M. Barton President and Chief Executive Officer of Alliant Energy Corporation

	Age: 60	Committees:
• Nominating and Corporate Governance (Chair) • Compensation
Director Since: 2020

Experience:

Ms. Barton is the President and Chief Executive Officer of Alliant Energy Corporation (“Alliant Energy”), a public utility holding company. From 2022 to January 2024, she served as the President and Chief Operating Officer of Alliant Energy. From 2021 to 2022, she served as Executive Vice President and Chief Operating Officer for American Electric Power Company, Inc. (“AEP”), one of the largest electric energy companies in the U.S. From 2019 through 2020, Ms. Barton was Executive Vice President – Utilities for AEP. From 2011 through 2018, Ms. Barton served as Executive Vice President – AEP Transmission. During her tenure at AEP, she established AEP Transmission Holding Company and its affiliates, oversaw transmission operations, and grew and managed an $18 billion asset base. Prior to joining AEP, Ms. Barton worked for Northeast Utilities, Ransmeier and Spellman and Strategic Energy LLC.

Qualifications:

Ms. Barton brings to the Board extensive business knowledge and strong leadership, managerial, and strategic experience gained through her various roles at Alliant Energy and AEP. Her experience as an executive of publicly traded companies provides our Board with experience in the areas of financial planning and oversight, leadership, business planning and operations, financial and risk management, safety management systems, customer and regulatory matters, and strategic planning. Ms. Barton’s active participation in national forums on the subject of energy policy and her knowledge of cyber and physical security matters provides our Board with valuable insight into these areas.

Other Current
Public Directorships: • Alliant Energy Corporation

2026 PROXY STATEMENT 25

proposal 1: election of directors

Gary E. McCullough Retired – Former Chief Executive Officer of ARI Packaging, Inc.

	Age: 66	Committees:
• Compensation (Chair) • Finance
Director Since: 2021

Experience:

From 2014 to 2017, Mr. McCullough served as the Chief Executive Officer of ARI Packaging, Inc., an innovative provider of packaging solutions. From 2007 to 2011, Mr. McCullough was President, Chief Executive Officer and a member of the board of directors of Perdoceo Education Corporation (formerly Career Education Corporation). Prior thereto, Mr. McCullough served as President of Abbott Laboratories’ Ross Products Division. Before joining Abbott Laboratories, Mr. McCullough served as Senior Vice President-Americas for Wm. Wrigley Jr. Company and spent 13 years at The Procter & Gamble Company in brand and general management roles. Mr. McCullough also served as an Infantry Officer in the U.S. Army for five years, beginning as a Second Lieutenant and rising to the rank of Captain.

Qualifications:

Mr. McCullough brings to the Board significant executive and managerial expertise gained from experiences in various roles as a chief executive officer, president and senior executive with market-leading consumer and commercial companies. Mr. McCullough has significant experience in strategic planning and execution, organizational integration, and financial matters. His service on the boards of directors of other publicly traded companies provides our Board with a broad range of perspectives valuable to the further implementation of our overall strategy.

Other Current Public Directorships: • TransDigm Group Inc.
Former Public Directorships: • Perdoceo Education Corporation • Sherwin-Williams Company

26 COMMERCIAL METALS COMPANY

proposal 1: election of directors

Charles L. Szews Retired – Former President and Chief Executive Officer of Oshkosh Corporation

	Age: 69	Committees:
• Audit (Chair) • Nominating and Corporate Governance
Director Since: 2014

Experience:

From 2012 to 2015, Mr. Szews served as the Chief Executive Officer of Oshkosh Corporation (“Oshkosh”), a designer, manufacturer, and marketer of specialty vehicles and vehicle bodies. Mr. Szews also served at Oshkosh as President and Chief Executive Officer from 2011 to 2012, as President and Chief Operating Officer from 2007 to 2011 and as Executive Vice President and Chief Financial Officer from 1997 to 2007. Prior to joining Oshkosh, Mr. Szews held a series of executive positions with Fort Howard Corporation for eight years. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period.

Qualifications:

As the former chief executive officer of a large publicly traded corporation, Mr. Szews brings to the Board chief executive leadership experience, as well as extensive financial, audit, operational, strategic planning, and mergers and acquisitions experience gained from serving in a variety of roles throughout his career. Mr. Szews’ previous and current board positions at other publicly traded companies have provided him with many years of audit committee experience, including as chair. In addition, he brings vast experience in manufacturing, technology, and international markets that provide knowledge and insight into our Company’s global operations.

Other Current Public Directorships: • Group 1 Automotive, Inc. • CACI International Inc.
Former Public Directorships: • Oshkosh Corporation • Gardner Denver, Inc. • Rowan Companies plc • Valaris plc • Allegion plc

There is no family relationship between any of the directors, executive officers, or any director nominee.

Vote Required

Directors are elected by a majority of votes cast and cumulative voting is not permitted.

Our Board recommends a vote FOR the election of the nominees for director: Dawne S. Hickton, Peter R. Matt, and Robert S. Wetherbee.

2026 PROXY STATEMENT 27

Corporate Governance; Board and Committee Matters

Corporate Governance Practices. Because corporate governance practices evolve over time, our Board reviews and approves our Corporate Governance Guidelines, committee charters, and other governance policies at least once a year and updates them as necessary or appropriate. Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director access to management and independent advisors, director orientation and continuing education, director retirement, and the annual performance evaluations of our Board, its committees, and individual directors, among other things. The Corporate Governance Guidelines also direct that the Nominating and Corporate Governance Committee consider the periodic rotation of committee members and committee chairs as a means of introducing fresh perspectives and broadening and diversifying the views and experience represented on the committees of our Board.

Director Independence. Our Board has determined, after considering all of the relevant facts and circumstances, that Mses. Barton, Hickton, Perkins, and Raiss and Messrs. Arriola, McCullough, McPherson, Szews, and Wetherbee are independent, as “independent” is defined by the NYSE listing standards, because they have no direct or indirect material relationship with us (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards not to be satisfied.

Board Leadership Structure. Our Nominating and Corporate Governance Committee, as well as our full Board when appropriate, regularly evaluate the leadership structure of our Board to determine what arrangement is most appropriate for the Company and its stockholders. Our Board believes that it is important to maintain flexibility to determine the appropriate leadership structure based on Company circumstances at the time, and that our directors are best positioned to lead this evaluation given their unique insight into our business, leadership team, culture, and opportunities. We do not have a fixed policy as to whether the offices of Chairman of the Board and CEO should be vested in the same person or two different people.

In connection with the retirement of Barbara R. Smith as Executive Chairman of the Board on August 31, 2024, the Board appointed Mr. Wetherbee to serve as independent Chairman of the Board, effective September 1, 2024. Our Board has determined that having an independent director serve as Chairman of the Board is in the best interests of the Company at this time because it allows the Chairman of the Board to focus on leading the Board in its oversight role with respect to the Company, while the CEO focuses on executing the Company’s strategy and managing the Company’s business. Mr. Wetherbee has established strong working relationships with his fellow Board members and has garnered their confidence and respect. A non-management executive session is offered before the conclusion of each Board and committee meeting, which further facilitates the independence of our Board. In the event that the roles of Chairman of the Board and CEO are combined in the future, we anticipate that the Board would appoint a strong lead independent director with a well-defined role similar to the responsibilities undertaken by our current Chairman of the Board. We anticipate that we would disclose any such change in our Board leadership structure to the stockholder community.

Chairman of the Board. The role of the Chairman of the Board is designed to provide leadership to our Board and to provide support to our CEO.

The duties and responsibilities of the Chairman of the Board include:

•
convening and presiding over executive sessions attended only by independent and non-employee directors;
•
ensuring that topics deemed important by independent directors, such as views on our strategy, management, risk matters, CEO succession, and execution, are included in Board discussions;
•
serving as an advisor to the CEO;
•
communicating to the CEO the substance of discussions held during executive sessions to the extent requested by the participants;

28 COMMERCIAL METALS COMPANY

Corporate Governance; Board and Committee Matters

•
presiding at meetings of our Board and of our stockholders;
•
monitoring and coordinating with management on corporate governance issues and developments; and
•
being available to advise committee chairs in fulfilling their designated roles and responsibilities to the Board.

The Chairman of the Board is also available to receive direct communications from stockholders, in the manner described below, and may periodically, as directed by our Board, be asked to speak for CMC or perform other responsibilities.

Board’s Role in Risk Oversight. Our Board is responsible for overseeing our risk management processes. Management is principally responsible for defining, identifying, and assessing the various risks facing CMC, formulating enterprise risk management policies and procedures, and managing our risk exposures on a day-to-day basis. Our Risk Committee, comprised of the members of our executive leadership team, directs this process. Enterprise risks, including ESG risks, are identified and prioritized by the Risk Committee, and each risk is assigned by our Board to a Board committee or the full Board for oversight, depending on the nature of the risk. The Risk Committee provides an annual risk assessment, with periodic updates, as appropriate, to our Board or the applicable Board committee, and our Board or Board committee, as the case may be, assesses the risks and reviews options for risk mitigation presented by the Risk Committee, which includes determining a response strategy and monitoring progress on those strategies. Our Vice President, Strategy, Government Affairs and Sustainability, Senior Vice President, Chief Legal Officer and Corporate Secretary, and Senior Vice President, Chief Human Resources and Communications Officer, along with other members of management, as appropriate, provide our Board and its committees with regular updates on ESG topics, including the Company’s progress toward our short-term and long-term goals.

The following shows the allocation of risk oversight among the Board and its committees:

Full Board
ESG, strategic and other significant business risks are monitored by the full Board
Audit Committee	Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee
Oversees the management of risks relating to the integrity of financial reporting, business interruption and cybersecurity, and compliance with legal and regulatory requirements	Oversees the management of risks relating to capital allocation, liquidity, and the Company’s strategic business and capital plans	Oversees the management of risks relating to compensation design and attracting and retaining key employees	Oversees the management of risks associated with corporate governance, including director succession planning

As part of our risk assessment process, our Board or an applicable Board committee also receives presentations throughout the year from management regarding specific potential risks and trends as necessary. Annually, the Finance Committee of the Board (the “Finance Committee”) and the full Board review the Company’s strategic business plans, which includes an evaluation of competitive, economic, and other risks that may emerge in the course of executing on the Company’s strategic objectives and plans. We believe that the practices described above facilitate effective Board oversight of our significant risks.

Information Security Risk Oversight and Management. Information security risk is a significant oversight focus area for the Audit Committee of the Board (the “Audit Committee”), as well as the entire Board. Over the course of fiscal year 2025, the Audit Committee received four separate cybersecurity briefings from our information security team, and our full Board received one cybersecurity briefing from our information security team. In the previous three years, we have not experienced any material data compromise to our information systems. We continue to secure our own manufacturing and information technology infrastructure; to train our employees throughout the year about malware, viruses, hacking, phishing, and other information security risks, including how to avoid and mitigate them; and to maintain and enhance measures to protect our sensitive data from failures, breaches, or cyber incidents. To protect against emerging threats, we regularly engage third-party experts to assess our cybersecurity controls and vulnerabilities and upgrade our systems and controls as appropriate. In addition to the practices above, we currently maintain a cyber liability insurance policy.

2026 PROXY STATEMENT 29

Corporate Governance; Board and Committee Matters

Corporate Governance Guidelines, Code of Conduct and Business Ethics, and Financial Code of Ethics. Our Board has adopted Corporate Governance Guidelines, which reflect the principles by which we operate. When appropriate, the Nominating and Corporate Governance Committee and our Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving leading practices for similarly situated companies. We have also adopted a Code of Conduct and Business Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. In addition, we have adopted a separate Code of Ethics for Senior Financial Officers (the “Financial Code of Ethics”), which is applicable to our CEO, CFO and Chief Accounting Officer. We intend to post any amendments to or waivers from our Financial Code of Ethics and any amendments to or waivers from (to the extent applicable to our CEO, CFO or Chief Accounting Officer) our Code of Conduct on our website. Our Corporate Governance Guidelines, Code of Conduct, Financial Code of Ethics and other information are available at our website, www.cmc.com, by clicking on “Investors,” then “Governance and Board of Directors,” and such information is available in print to any stockholder, without charge, upon request to CMC, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, or by calling (214) 689-4300.

Annual Board Evaluations. Each year, the Nominating and Corporate Governance Committee leads our Board through self-evaluations to assess whether our Board, its committees, and its members are functioning effectively, and to identify areas where improvement can be made. This process also includes an evaluation of all directors, including the Chairman of the Board, Lead Director (if any), and committee chairs. As part of the evaluation process, the Nominating and Corporate Governance Committee engaged a third-party facilitator to conduct a self-evaluation interview with each Board member to enhance participation and encourage candid feedback from the directors. The facilitator compiled and anonymized the results of these interviews and presented summaries that identified common themes, issues and suggestions to the committees and our Board. Our Board and its committees reviewed and discussed the summaries during committee and Board executive sessions, and then, as appropriate, enhanced policies and practices based on the results. We believe this approach, in addition to ongoing feedback, supports our Board’s effectiveness and continuous improvement.

Management Succession Planning. Our Board plays an integral oversight role in talent development by actively engaging in the succession planning for the CEO and other key employees at CMC. Our executive leadership team, facilitated by our Senior Vice President, Chief Human Resources and Communications Officer, annually presents to our Board a review of executive and senior management, including a discussion of those employees who are considered to be potential successors to executive and senior level positions with regard to their readiness and development opportunities. In addition, our Nominating and Corporate Governance Committee annually reviews an emergency succession plan for the CEO.

Communications by Stockholders and Other Interested Parties. Stockholders and other interested parties may communicate with the Chairman of the Board or any of the non-employee and independent directors by submitting a letter addressed to their individual attention or to the attention of non-employee directors c/o Corporate Secretary at P.O. Box 1046, Dallas, Texas 75221.

Stockholder Engagement. We understand the importance of engaging with stockholders and are committed to regularly hearing our stockholders’ perspectives. Our management team has developed a robust stockholder engagement program. Since our last annual meeting of stockholders, we engaged with stockholders on topics of importance to both the Company and stockholders. In fiscal year 2025, we participated in approximately 540 interactions with stockholders. In addition to discussing our business strategy and initiatives, as well as our results and financial performance, we provided an open forum for each stockholder to discuss other matters, such as our human capital management; executive compensation; Board composition, tenure and refreshment; CEO succession planning; and environmental and sustainability topics, including risks presented by climate change. Our engagement efforts and the stockholder feedback we receive are reviewed with our Board and help to promote greater alignment of our governance and executive compensation practices with stockholder interests.

Board Meetings. In fiscal year 2025, the entire Board met seven times, five of which were regularly scheduled meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee. We expect all directors and director nominees to attend the Annual Meeting. All then-serving directors attended the annual meeting of stockholders held on January 15, 2025.

Executive Sessions. As required by the NYSE listing standards, non-employee and independent directors regularly schedule executive sessions of our Board and its committees in which they meet without the presence of employee directors or management. The presiding director at such executive sessions in fiscal year 2025 was Mr. Wetherbee, who serves as our Chairman of the Board. In fiscal year 2025, the non-employee directors, which included all members of our Board other than Mr. Matt, held four non-employee director executive sessions in connection with Board meetings and no stand-alone meetings.

30 COMMERCIAL METALS COMPANY

Corporate Governance; Board and Committee Matters

Board Committees

We have four standing board committees: Audit, Compensation, Nominating and Corporate Governance, and Finance, the principal responsibilities of which are described below. All committee charters can be found on our website, www.cmc.com, by clicking on “Investors,” then “Governance and Board of Directors.”

Audit Committee

All members are independent Members: • Mr. Szews (Chair) • Mr. Arriola • Ms. Hickton • Mr. McPherson • Ms. Raiss Meetings in 2025: 7

Responsibilities:

Our Board has a standing Audit Committee that performs the activities more fully described in the Audit Committee Report on page 79. All members of the Audit Committee are financially literate under NYSE standards.

Ms. Hickton joined the Audit Committee on October 14, 2025. Ms. Raiss has decided to retire as a director of the Company and not stand for re-election, and as a result, her membership on the Audit Committee will terminate at the Annual Meeting.

Compensation Committee

All members are independent Members: • Mr. McCullough (Chair) • Ms. Barton • Ms. Perkins • Mr. Wetherbee Meetings in 2025: 5

Responsibilities:

Our Board has a standing Compensation Committee that is responsible for the matters described in the Compensation Committee’s charter, including (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, (ii) evaluating the performance of the CEO and the other executive officers in light of those goals and objectives, and (iii) determining and approving the CEO’s compensation based on this evaluation as well as setting the compensation of the other executive officers following a review with the CEO of the CEO’s evaluation, recommendations, and decisions as to the performance and compensation of the other executive officers.

Additional responsibilities of the Compensation Committee are:

•
assisting our Board in the discharge of its responsibilities relating to the establishment, administration, and monitoring of fair and competitive compensation and benefits programs for our executive officers and other executives;
•
making recommendations to our Board with respect to incentive compensation plans, equity-based plans, and other compensation and benefits programs;
•
administering CMC’s incentive compensation, stock option, and other equity-based plans; and
•
reviewing and making recommendations to our Board regarding any employment, severance, change in control or separation agreement, or any deferred compensation arrangement, to be entered into with any executive officer.

Mr. Wetherbee served as Chair of the Compensation Committee during fiscal year 2025 until January 14, 2025, when Mr. McCullough was appointed Chair of the Compensation Committee.

For further discussion of the Compensation Committee’s role in determining executive officer compensation, the role of executive officers in determining or recommending the amount or form of executive compensation, and the Compensation Committee’s engagement and use of an independent third-party compensation consultant, please see the “Compensation Discussion and Analysis” section beginning on page 42.

2026 PROXY STATEMENT 31

Corporate Governance; Board and Committee Matters

Nominating and Corporate Governance Committee

All members are independent Members: • Ms. Barton (Chair) • Ms. Raiss • Mr. Szews • Mr. Wetherbee Meetings in 2025: 5

Responsibilities:

Our Board has a standing Nominating and Corporate Governance Committee that is responsible for the matters described in the Nominating and Corporate Governance Committee’s charter, including:

•
identifying and making recommendations as to individuals qualified to be nominated for election to our Board and Board committees;
•
monitoring developments in corporate governance matters and overseeing compliance with statutes, rules, and regulations relating thereto, including reviewing, assessing, and making recommendations to our Board with respect to our Corporate Governance Guidelines;
•
overseeing the annual self-evaluation of the performance of our Board, Board committees, and individual directors;
•
overseeing and recommending compensation of non-employee directors;
•
reviewing and overseeing director orientation and continuing education; and
•
annually reviewing corporate policies, including the Code of Conduct and the Financial Code of Ethics.

Ms. Raiss has decided to retire as a director of the Company and not stand for re-election, and as a result, her membership on the Nominating and Corporate Governance Committee will terminate at the Annual Meeting.

Finance Committee

All members are independent Members: • Mr. McPherson (Chair) • Mr. Arriola • Ms. Hickton • Mr. McCullough • Ms. Perkins Meetings in 2025: 4

Responsibilities:

Our Board has a standing Finance Committee that is responsible for the matters described in the Finance Committee’s charter, including:

•
reviewing and approving or recommending to our Board, as appropriate, potential strategic transactions including mergers, acquisitions, divestitures, joint ventures and other investments, and major capital expenditures, as well as conducting post-transaction reviews and analysis;
•
approving and making recommendations to our Board with respect to the Company’s annual operating and capital expenditure plan;
•
approving and making recommendations to our Board with respect to the Company’s (i) financing strategies and debt arrangements and (ii) dividend policy, stock splits, and stock repurchases and debt arrangements;
•
reviewing the Company’s cash position, capital structure and strategies, and insurance coverage matters; and
•
approving and making recommendations to our Board with respect to the Company’s issuances, as appropriate, of debt or equity securities.

Mr. McCullough served as Chair of the Finance Committee during fiscal year 2025 through January 14, 2025, when he was appointed Chair of the Compensation Committee. Mr. McPherson was appointed Chair of the Finance Committee on January 14, 2025. Ms. Hickton joined the Finance Committee on October 14, 2025.

32 COMMERCIAL METALS COMPANY

Corporate Governance; Board and Committee Matters

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for directors. Our Board, after considering the recommendation of the Nominating and Corporate Governance Committee, proposes a slate of director nominees to the stockholders for election to our Board. For information on how to submit a candidate for consideration, please see “2027 Annual Meeting and Stockholder Proposals” on page 85.

Director Qualifications and Skills

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. Director candidates must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. In addition to considering these qualifications, the Nominating and Corporate Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of our Board, the evaluations of other prospective director nominees, and the need for any required expertise on our Board or one of its committees. Dedication of sufficient time, energy and attention to ensure diligent and effective performance of their duties is expected of directors. Non-employee directors may not serve on the board of directors of more than three other publicly traded companies. Directors should be committed to serve on our Board for an extended period of time if elected by stockholders. The Nominating and Corporate Governance Committee believes that the current composition of our Board reflects an appropriate mix of tenure, skill sets, experience, and qualifications that are relevant to the business and governance of the Company.

	Arriola	Barton	Hickton	Matt	McCullough	McPherson	Perkins	Raiss	Szews	Wetherbee

Public Company CEO or Senior Executive

Corporate Finance/ Accounting

Global Business Experience

Strategy/M&A

Cybersecurity/Information Technology

Government/Regulatory/ Trade Matters

Innovation/Technology

Environmental/ Sustainability/Climate

Human Capital Management

Metals or Related Industry Experience

Manufacturing Experience

Ethnically/Racially or Gender Diverse

2026 PROXY STATEMENT 33

Corporate Governance; Board and Committee Matters

Board Diversity

Our Board and the Nominating and Corporate Governance Committee believe that diversity is an important factor in determining the composition of our Board. Although our Board does not maintain a formal diversity policy, the Nominating and Corporate Governance Committee considers gender, racial, ethnic, and other diversity criteria in identifying director candidates and making recommendations to our Board.

Demonstrating our Board’s commitment to diversity, three of the five directors most recently appointed to our Board are diverse. Our current Board of ten directors includes two African Americans, one Hispanic American and four women. None of our directors self-identify as LGBTQ+.

34 COMMERCIAL METALS COMPANY

Sustainability at CMC

Sustainability Oversight

Since formally launching our sustainability program, we have continued to build upon and improve our long-standing corporate responsibility commitment. We recognize that our sustainability strategy needs to address a wide range of issues. Our Board ultimately oversees the management of sustainability-related matters. Much of this work is done through the Board's committees.

Our executive leadership team and our Board established a Sustainability Leadership Council in 2020 tasked with driving additional progress in the initiatives that promote sustainability and further transparency. In 2025, we further aligned our sustainability strategy with our broader vision, focusing on our areas of impact of (i) caring for our people; (ii) conducting ourselves with integrity; and (iii) reducing our environmental impact.

Our three pillars were defined after reviewing an interrelated set of sustainability standards, in line with industry best practices. This integrated approach to sustainability facilitated recognition of several sustainability priorities, which we discuss in our annual Sustainability Report as well as the “Sustainability” section of our website at www.cmc.com. CMC’s sustainability reporting aligns to the Global Reporting Initiative, International Sustainability Standards Board, and Task Force on Climate-Related Financial Disclosure Standards.

Areas of Impact

CARING FOR OUR PEOPLE	CONDUCTING OURSELVES WITH INTEGRITY	REDUCING OUR ENVIRONMENTAL IMPACT

We recognize that our people are our most important resource, and we make the safety and wellbeing of our employees our highest priority. We foster an inclusive work environment that provides opportunities for employees to develop and achieve their goals. We also provide support to organizations that have a positive impact on our communities and encourage our people to support causes they believe in.

We strive to achieve the highest standards of integrity and transparency in corporate governance, ethics and compliance, managing a responsible supply chain and communicating with investors and our communities. We are committed to engaging with our stakeholders to gather feedback and seek to understand their concerns.

Protecting the environment is important because we live in the communities where we work and we understand the broader challenges we face from climate change. CMC sets goals to reduce our environmental impact and strives to incorporate sustainability into all aspects of our operations, including promoting recycling, energy efficiency and sustainable resources.

2026 PROXY STATEMENT 35

SUSTAINABILITY AT CMC

Nine Key Material Issues

SOCIAL

Health and Safety

Providing safe working conditions through the implementation of a robust occupational health and safety management system, processes for hazard identification and incident investigation and the provision of safety training, needed personal protective equipment and wellness programs and support.

Talent Management

Cultivating a strong workforce and talent pipeline through robust employee recruitment and engagement practices, reinforcing our core values of dignity and respect through ongoing training and support, providing competitive benefits and supporting employees with opportunities to develop and grow their careers.

GOVERNANCE
Sustainability Oversight Ensuring that sustainability matters are effectively managed within the overall structure and governance of the company.

Responsible Advocacy

Engaging with governments and organizations to promote informed public policy, ensuring memberships in industry and trade associations align with CMC’s public commitments and transparently disclosing CMC’s contributions to political campaigns, organizations and parties.

36 COMMERCIAL METALS COMPANY

SUSTAINABILITY AT CMC

ENVIRONMENTAL

Environmental Compliance

Ensuring compliance with environmental laws and regulations across the jurisdictions within which we operate. This includes matters relating to air quality, waste management and water protection, as well as responding to clean-up and remedial action requirements under applicable laws.

Climate Change

Identifying and managing CMC’s risks related to climate change as they relate to current and future operations, including asset planning, capital allocation and development, mitigating CMC’s exposure to potential costs linked to carbon pricing and regulatory caps.

Greenhouse Gas (“GHG”) Emissions

Tracking CO2 and other GHG emissions from CMC’s operations, setting Company-wide GHG reduction targets for our steelmaking operations, and monitoring our progress against the targets.

Energy

Reducing energy consumption through management and efficiency initiatives, including both process improvements and capital investments, and adopting and investing in renewable energy sources, such as solar and wind.

Product Stewardship

Assessing and improving the sustainability of our products throughout their lifecycles in support of a circular economy by sourcing raw material sustainably, increasing the use of recycled content and sustainable materials, and decreasing the use of hazardous chemicals.

Caring For Our People
80% participation in employee satisfaction survey	Over 12,600 employees across the globe	Over $1.7M spend on community programs in fiscal 2025

2026 PROXY STATEMENT 37

SUSTAINABILITY AT CMC

The ongoing success of our business comes from our continued commitment to our people and giving back to the communities where we live and work. We strive to ensure the safety and well-being of every employee and provide an inclusive workplace environment that engages our employees and helps them achieve fulfilling careers.

Occupational Health and Safety (“OH&S”) is one of our core principles and foundational to everything we do. As detailed in our OH&S Policy, our safety culture is fully integrated into our business, and we hold our employees accountable for implementing our OH&S procedures. All suppliers are expected to comply with the safety standards outlined in our Supplier Code of Conduct. CMC utilizes a comprehensive Safety Management System that contains our policies, safety action plans, global incident management system and data dashboards.

We continue to enhance our talent management function by implementing a Human Capital Management program to enable leaders to better attract, develop, manage, and retain talent. These practices include developing standards for setting goals, performance evaluations, succession planning, and learning and development. We are committed to pay equity and regularly review our compensation model to ensure fair pay practices across our business.

We are committed to building an inclusive culture in which people from all backgrounds and perspectives are able to contribute fully to our growth and the future of CMC. Our Code of Conduct and Business Ethics (“Code of Conduct”) and our employee handbook outline our commitment to equal opportunity in all stages of hiring and employment as well as prohibiting all forms of unlawful discrimination and harassment.

Our commitment to caring for our people extends to the local communities where we live and work. We are involved in our communities and support organizations that are having a positive impact, as we work to be recognized as a good corporate citizen and an employer of choice, particularly in communities where we have a longstanding presence. In fiscal year 2025, individual facilities and combined CMC teams participated in more than 106 local community events including school supply drives, food drives and food pantry volunteering, community clean up events, holiday toy drives and many other philanthropic activities.

Conducting Ourselves with Integrity
100% of employees receive ethics training	140 major CMC suppliers surveyed as part of supply chain sustainability initiative	106 events to support our local communities in fiscal year 2025

38 COMMERCIAL METALS COMPANY

SUSTAINABILITY AT CMC

Our strong corporate governance policies and practices promote accountability and transparency regarding our business and sustainability strategies. We recognize that effective management of enterprise risks is critical to maintaining value for our stakeholders. This culture of accountability, integrity and transparency affirms our unwavering commitment to building sustainable value.

Our commitment to ethics and integrity starts at the top with our Board, which is responsible for oversight of CMC’s business and the day-to-day operations conducted by its employees and management as well as our ongoing strategy to enhance long-term value. Our Board is responsible for oversight of sustainability issues, including reviewing and approving CMC’s sustainability strategy and goals related to environmental performance. This oversight includes receiving sustainability updates at least annually from the Vice President, Strategy, Government Affairs and Sustainability.

Our Board has ultimate authority and responsibility for overseeing the Company’s risk management arising out of its operations and business strategy. This includes overseeing the Company’s enterprise-wide risk management framework, which establishes the Company’s overall risk management strategy and enables senior management to understand, manage and report on the risks faced by the Company.

Our Code of Conduct is critical to our success in operating our business with integrity in interactions with our stakeholders including customers, suppliers and employees. We are committed to working with partners who share our values and our goals of operating ethically and sustainably, while maintaining the highest standards of quality and reliability.

We are committed to protecting the Company’s information systems from cybersecurity threats to ensure the safety and privacy of proprietary data and information involving our business, employees, vendors and customers. We have established a comprehensive cybersecurity risk management program to identify, assess and manage material risks from cybersecurity threats to our computer systems, outsourced services, communications systems, industrial processing equipment, hardware and software, and to safeguard our data and our customers’ data. Our cybersecurity program provides what we believe is an effective level of protection of information and our operating systems, while also promoting the timely detection of, and defense against, cyberattacks and other unauthorized access to our information technology systems. Our employees are responsible for complying with our cybersecurity standards and complete training annually. Employees are regularly exposed to phishing awareness campaigns that simulate real-world threats.

We routinely engage with our stakeholders to better understand their views on sustainability matters, carefully considering the feedback we receive and acting when appropriate. We publish an annual Sustainability Report, which provides information on how we are addressing the sustainability-related matters that we and our stakeholders view as important to our business. For more information on our sustainability program or policies, please visit the ”Sustainability” section of our website at www.cmc.com.

Reducing our Environmental Impact in 2025
80% less energy consumption than the steel industry average	Over 8M tons of metal recycled	98% recycled content in finished steel

2026 PROXY STATEMENT 39

SUSTAINABILITY AT CMC

We are committed to doing our part to combat environmental risks by reducing not just our own environmental footprint, but also by leading the way towards improved sustainability for steel manufacturers and the many industries that use our products. We invest in advanced processes and technologies to minimize the use of natural resources while maximizing performance.

Our environmental strategy is primarily focused on reducing GHG emissions from our operations by lowering the energy usage of our mills. We do this by continuously looking at ways to improve our operations and implementing innovative technologies and processes. Our electric arc furnace (“EAF”) technology uses 80% less energy and results in 68% fewer GHG emissions per unit produced as compared to global industry average steelmaking operations. We also strive to purchase a greater percentage of energy produced from renewable resources and work with our utilities in their efforts to green their grids.

We utilize our Environmental Management System to monitor compliance with applicable environmental laws and regulations and to track our environmental performance so we can continually evaluate and improve our processes. CMC’s environmental managers and support staff oversee environmental compliance programs and train employees on key topics and practices.

CMC’s industry-leading performance in energy intensity is due in large part to the energy-efficient EAF technology we use in melting and producing steel, compared to the BF/BOF process used by traditional integrated steel producers. Both our mini mills and micro mills use 100% recycled scrap steel when making steel, which requires significantly less energy than a BOF and fully embraces the concept of the circular economy. Our micro mills are some of the greenest steel mills in the world and take energy efficiency to the next level due to their continuous manufacturing process that eliminates the need for burning natural gas in a reheat furnace, resulting in significant reductions in energy use and GHG emissions.

In addition to reducing our carbon footprint, CMC’s environmental strategy focuses on responsible water management and reducing the amount of waste sent to landfills. We recognize that water is a valuable natural resource, and our facilities recycle water multiple times throughout our process. We also work to reduce waste sent to landfills by recycling metals that can be used as raw materials for new products in a variety of industries.

Awards and Recognition

40 COMMERCIAL METALS COMPANY

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025.

Gary E. McCullough (Chair)

Lisa M. Barton

Tandra C. Perkins

Robert S. Wetherbee

2026 PROXY STATEMENT 41

(1)
Company estimate based on revenue data from 2022 Economic Census for in-scope products and services

CMC made tremendous progress across each of these three strategic paths over the last year, marking fiscal year 2025 as a pivotal year for the Company, and one in which we laid the foundation for many years to come.

One of the key aspects of running and growing a great business is our Transform, Advance and Grow (“TAG”) program. The enterprise-wide, transformational, capital-light TAG program aims to drive improved ROIC as well as higher through-the-cycle margins, earnings, and cash flows. The TAG program includes 150+ individual initiatives across operational, commercial, and support functions. Benefits from these initiatives are expected to continue to generate value long after the TAG program fully matures.

1

✓
Focus on the safety of our people and building a world-class team
✓
Execute operational and commercial excellence (TAG program) initiatives that drive improvement across the enterprise
✓
Achieve sustainably higher, less volatile, through-the-cycle margins

Investing in Our
People & Pursuing

Excellence

✓
Commission our newest micro mill projects to complete our flexible operating network
✓
Invest in automation and process efficiency solutions, including supporting operational and commercial excellence efforts
✓
Invest to support growth in high margin proprietary solutions (e.g., geogrids and proprietary reinforcing steels)

2

Value Accretive
Organic Growth

✓
Open sizeable new growth lanes in $150 billion1 early stage construction market
✓
Broaden CMC’s portfolio, improve value proposition, and strengthen existing business through expansion of early-stage construction solutions

3

Capability Enhancing
Inorganic Growth

Compensation Discussion and Analysis

Executive Summary

Running and Growing a Great Business

42 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Alignment and Execution

The following are our fiscal year 2025 business highlights which demonstrate the impact of the decisive strategic actions we have taken over the last several years as we have continued to deliver on our strategic growth plan, evolve our capital allocation framework, and advance our sustainability efforts.

Fiscal Year 2025 Highlights

Financial Results

•
Net revenue $7,798 million
•
Net earnings $84.7 million
•
Adjusted Earnings(1) $357.3 million
•
Core EBITDA(2) $837.3 million
•
Core EBITDA margin 10.7%(3)
•
Cash flow from operating activities of $715.1 million

Strategic Growth

•
Achieved first EBITDA positive quarter at new micro mill in Arizona
•
Successful execution of TAG commercial and operational excellence program; delivered over $50 million in EBITDA benefit in first year(5)
•
Qualified for $80 million net tax benefit through 48C program at our fourth micro mill now under construction in West Virginia
•
Streamlined reporting structures to facilitate strategic execution and long-term success of TAG program

Stockholder Value

•
Return on Invested Capital(4) of 7.4%
•
$280 million returned to stockholders through dividends and share repurchases, representing a 7% increase from fiscal year 2024
•
CMC has paid 244 consecutive quarterly dividends

(1)
Adjusted Earnings is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)
Core EBITDA is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(3)
Core EBITDA margin is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(4)
Return on Invested Capital is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(5)
Benefit estimates are based on the value of changes to key margin, cost, or efficiency drivers achieved through the TAG program as compared to a baseline fiscal 2024 starting point.

2026 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

Aligning Executive Pay and Company Performance

Evolution of Executive Compensation Plan Design

For fiscal years 2025 and 2026, we implemented changes to our executive compensation program, which are intended to reward for the execution of the key aspects of our business strategy. Some of the highlights include:

fy2025	long-term incentive plan

• Relative TSR Comparator Group: Introduced the S&P 400 Materials Index as our comparator group to reward management for TSR performance against a broader set of companies

fy2026	Annual CASH incentive plan

•
80% of the program will be tied to Adjusted EBITDA (Comp) and Working Capital, which are key business priorities
•
20% of the program will be tied to team-wide achievement of strategic objectives. For fiscal year 2026, this will be based on the successful achievement of our TAG fiscal year 2026 roadmap long-term incentive plan

•
Increase the weighting on Relative TSR from 25% of the PSU mix to 50% of the PSU mix to enhance the emphasis on stock price performance

Pay and Performance Alignment

The Compensation Committee oversees compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. The Commercial Metals 2013 Long-Term Equity Incentive Plan (the “Long-Term Incentive Plan”) and the Commercial Metals Company 2013 Cash Incentive Plan (the “Annual Cash Incentive Plan”) are designed to focus our executives on several key performance indicators. Specifically, payouts under the 2025 Annual Cash Incentive Plan are determined based on Adjusted Earnings (Comp) and ROICC (each as defined below) and vesting of performance-based stock units (“PSUs”) is based on Adjusted EBITDA (Comp) and Relative TSR (each as defined below) for the 2023-2025 performance period.

•
PSUs: Cumulative Adjusted EBITDA (Comp)(1) and relative total stockholder return (“TSR”) performance for the three-year period ending in fiscal year 2025 were below target, resulting in below target payouts.
•
Annual Cash Incentive Plan: Financial results in fiscal year 2025 were lower than the previous year and below target resulting in slightly below target payouts.

(1)
Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA (Comp)”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)
Relative Total Stockholder Return (“Relative TSR”) performance and PSU payouts are for the three-year period ended August 31, 2024.
(3)
As used in this proxy statement, “Adjusted Earnings (Comp)” means adjusted earnings from continuing operations for compensation purposes. Adjusted Earnings (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(4)
Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

44 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance Practices

The following are highlights of CMC’s compensation governance framework which the Compensation Committee believes reinforces our pay-for-performance philosophy:

What we do
Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 47)	At least 50% of long-term incentive awards are in the form of PSUs
Independent executive compensation consultant	Limited perquisites
Double trigger vesting upon a change in control for equity awards	Double trigger for market-based severance upon a change in control
Analyze risk when setting executive compensation	Clawback policy for executive incentive compensation
Majority of NEO compensation is at risk	Robust NEO and director stock ownership and retention guidelines
Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings (Comp), Adjusted EBITDA (Comp), ROICC and Relative TSR measures

What we doN't DO
No hedging, pledging or short sales of CMC stock by directors, officers or employees	No guaranteed incentive bonus payments
No repricing of stock options without stockholder approval
No dividend equivalents on stock options
No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control or under Section 409A of the Code
No acceleration of vesting upon retirement for equity awards
No exceptions to the prohibition on pledging CMC stock as collateral

2025 Say-on-Pay Vote

At the Company’s 2025 annual meeting of stockholders, the Company received approximately 97.1% support for its say-on-pay proposal. While the say-on-pay vote is advisory and not binding, the Compensation Committee strongly values the opinions of our stockholders as expressed in the say-on-pay vote. The Compensation Committee believes that our 2025 support level demonstrates a strong alignment of our compensation programs with our stockholders’ interests.

The Compensation Committee will continue to consider the outcome of our future say-on-pay votes when making future compensation decisions for the NEOs.

Named Executive Officers

CMC’s executive compensation program applies to senior executives and senior level employees; however this Compensation Discussion and Analysis focuses on the compensation paid or awarded to the following executive officers, collectively referred to as the NEOs:

For fiscal year 2025, the NEOs were:

•
Peter R. Matt, President and CEO
•
Paul J. Lawrence, Senior Vice President and CFO
•
Kekin M. Ghelani, Senior Vice President, Chief Strategy Officer(1)
•
Jody K. Absher, Senior Vice President, Chief Legal Officer and Corporate Secretary
•
Jennifer J. Durbin, Senior Vice President, Chief Human Resources and Communications Officer(2)

(1)
Mr. Ghelani was hired on October 1, 2024.
(2)
On November 3, 2025, Ms. Durbin notified the Company that she will resign from her position as Senior Vice President, Chief Human Resources and Communications Officer of the Company effective as of December 31, 2025 to pursue another opportunity.

2026 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Principles

The Compensation Committee believes that it is in the best interests of stockholders for CMC to establish and maintain a competitive executive compensation program by focusing on the following objectives:

Objective	How We Accomplish this Objective
Attract and Retain Top-Caliber Talent
•
Offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives
•
Benchmark executive compensation against a peer group of appropriately sized competitors for executive talent
•
Provide long-term incentive vehicles with multi-year vesting periods

Pay-for-Performance
•
A significant portion of executive potential compensation is based upon our financial performance
•
Annual Cash Incentive Bonus (as defined on page 49) is based solely on financial goals
•
Long-term incentive grants are 60% performance-based for the President and CEO and 50% performance-based for the other NEOs

Align Executive and Stockholder Interests
•
A significant portion of executive pay is delivered in the form of long-term incentives that track the Company’s stock price in addition to financial goals
•
25% of PSUs vest based on Relative TSR, which requires CMC to have strong TSR relative to peers. For FY2026, this has been increased to 50% of the PSU mix.

Determination of Total Compensation

Independent Compensation Advisor

The Compensation Committee engages an independent compensation consultant to assist it in an ongoing review of CMC’s executive compensation program. The review includes an analysis of market compensation best practices and developments, external regulatory requirements, the competitive market for executive talent, the evolving culture and demands of the business, and our compensation philosophy, including the features of our compensation program and the extent to which they support the execution of our business and talent needs.

Since September 2019, the Compensation Committee has engaged FW Cook as its independent compensation consultant on an annual basis. All work performed by the independent compensation consultant with regard to our executive compensation program is tasked and overseen directly by the Compensation Committee. At the direction of the Compensation Committee, our management provides information and analyses to the independent compensation consultant. As discussed further below, CMC participates in and purchases various compensation surveys and studies that management, the independent compensation consultant, and the Compensation Committee use to analyze executive compensation. The Compensation Committee believes that utilizing information from multiple compensation surveys supports an objective and well-rounded view of executive compensation practices.

Neither FW Cook, nor its affiliates, provide any other material services to CMC or its affiliates. The Compensation Committee has assessed the independence of FW Cook pursuant to the NYSE rules, and the Compensation Committee has concluded that FW Cook’s work for the Compensation Committee did not raise any conflicts of interest.

46 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Role of Management and CEO in Compensation Decisions

We believe in aligning executive and stockholder interests through an executive compensation program designed with input from management in an ongoing dialogue with the Compensation Committee and, as appropriate, the Compensation Committee’s independent compensation consultant regarding internal, external, cultural, business, and motivational challenges and opportunities facing us and our executives. To that end, the executive team, with assistance from the Compensation Committee’s independent compensation consultant, analyzes trends and recommends improvements to the Company’s compensation programs. Specifically, during fiscal year 2025, Mr. Matt reviewed with the Compensation Committee his recommendations (without any recommendation as to his own compensation) regarding base salary adjustments, annual bonus and long-term incentive awards for the other NEOs. In addition, during fiscal year 2025, Mses. Durbin and Absher, Mr. Matt, CMC’s Senior Director of Global Compensation, and CMC’s Assistant Corporate Secretary attended Compensation Committee meetings at the invitation of the Chair of the Compensation Committee. While the Compensation Committee receives management’s input with respect to executive compensation, all decisions regarding compensation for the NEOs are made by the Compensation Committee. The Compensation Committee also meets regularly in executive session (without the attendance of any member of management).

Role of Peer Companies

Compensation REFERENCE Group

Our executive compensation program is designed so that base pay and total short- and long-term compensation is competitive with market practices. Market practices, or benchmarks, are based on peer group data and compensation survey data. FW Cook assisted the Compensation Committee with its review of the compensation peer group for continued appropriateness for fiscal year 2025. FW Cook recommended, and the Compensation Committee approved the removal of four companies and the addition of 12 companies. These changes were intended to provide a robust set of companies for executive pay comparisons with CMC positioned within a reasonable range of the median for key financial metrics (revenue and market capitalization). The expanded reference group included companies from a broader range of industries, which were intended to reflect CMC’s evolving business profile.

The Compensation Committee also uses compensation survey data in its evaluation of compensation for the NEOs. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. To assist the Compensation Committee in evaluating fiscal year 2025 compensation levels, the Compensation Committee reviewed information from the following surveys: Willis Towers Watson CDB Executive Reports and FW Cook Executive Survey. For purposes of this Compensation Discussion and Analysis, the compensation reference group data and compensation survey data are collectively referred to as “Peer Data.”

Our compensation reference companies are listed in the following table:

Peer Companies

AECOM	Martin Marietta Materials	Snap-on
Alcoa Corp.	Knife River	Silgan Holdings Inc.
Allegheny Technologies, Inc.	MasTec	Steel Dynamics, Inc.
Arcosa	Olin	Terex
Axalta Coating Systems	Oshkosh Corp.	The Timken Company
Carpenter Technology Corp.	Owens Group	Trinity Industries
Cleveland-Cliffs, Inc.	Reliance Steel & Aluminum Co	United States Steel Corp.
Crown Holdings	Resideo Technologies Inc.	Westlake Corp.
EMCOR Group	RPM International	Worthington Industries

Performance Peer Group

The performance peer group is used to measure Relative TSR performance for purposes of the PSU program. For fiscal year 2025, FW Cook recommended, and the Compensation Committee approved, changing the performance peer group to the S&P 400 Materials Index. This change was intended to reward management for TSR performance against a broader set of companies and recognize that CMC competes for investor dollars among companies in a variety of industries.

2026 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Mix: Components and Objectives of Short- and Long-Term Compensation

In accordance with our overall compensation philosophy and program, our executives are provided with a mix of base salary, short-term incentives, long-term incentives, and employee benefits. As shown in the charts below, our compensation philosophy places a significant portion of the potential compensation for each NEO “at risk”, such that compensation will vary based on CMC’s performance.

Base Salary

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. While the Compensation Committee generally targets base salary at the 50th percentile of the Peer Data, actual base salary may be above or below the 50th percentile based on the Compensation Committee’s review of the underlying scope of an NEO’s responsibilities, individual performance and experience, tenure in the NEO’s current position or with CMC, internal pay equity, and retention concerns.

For fiscal year 2025, the Compensation Committee elected to make the changes to base salary outlined in the table below after reviewing the competitiveness of each executive’s base salary versus the market data and assessing the individual performance of each executive. Mr. Matt received a larger increase in base salary as the Compensation Committee continued to progress the executive through the market range following his initial appointment as CEO in fiscal year 2024. Mses. Absher and Durbin both received larger increases in base salary to help position each executive closer to the market median.

Executive	Fiscal Year 2025 Base Salary	% Change from Fiscal Year 2024 Base Salary

Peter R. Matt	$1,100,000	10.0%
Paul J. Lawrence	$660,000	2.3%
Kekin M. Ghelani (1)	$575,000	-
Jody K. Absher	$570,000	9.6%
Jennifer J. Durbin	$565,000	8.7%

(1)
Mr. Ghelani was hired on October 1, 2024.

48 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Bonus

Role of the Annual Cash Incentive Bonus

The purpose of the Annual Cash Incentive Plan is to advance the interests of CMC and our stockholders by:

•
providing those employees designated by the Compensation Committee (which may include NEOs, other senior executives, senior level employees and other employees) incentive compensation tied to pre-established and objective performance goals;
•
providing competitive compensation to attract, motivate and retain outstanding employees who achieve superior performance;
•
identifying and rewarding superior performance; and
•
fostering accountability and teamwork throughout CMC.

Goal-Setting Process

The Compensation Committee establishes appropriate performance periods, designates those executives eligible to participate, sets the level of potential awards, and determines the financial targets or other performance measures which, if attained, result in payment of awards (the “performance goals”). Management may periodically make recommendations as to these matters, but the Compensation Committee makes all decisions with respect to the implementation of the Annual Cash Incentive Plan.

The performance period for the annual bonus (the “Annual Cash Incentive Bonus”) is our fiscal year. The fiscal year 2025 Annual Cash Incentive Bonus was tied to Adjusted Earnings (Comp) and ROICC. The Compensation Committee believes these metrics focus the executives on effectively utilizing our assets, maximizing operational efficiencies, and seeking profitable growth opportunities.

In October 2024, the Compensation Committee established fiscal year 2025 financial performance goals that aligned with CMC’s fiscal year 2025 business plan. The business plan, which is approved annually by the Finance Committee, is established based on a rigorous financial review process that incorporates an analysis of macroeconomic conditions and a bottom-up process completed by each operating division. Key inputs include:

•
Global and country-specific trends such as gross domestic product, interest rates, and commodity prices;
•
Product specific trends related to domestic demand and import levels for our products; and
•
Company specific considerations such as volume demand, cost inflation, metal margin, availability of labor, planned maintenance outage periods, and continuous improvement projects.

The Compensation Committee established Adjusted Earnings (Comp) and ROICC targets for fiscal year 2025 that aligned with CMC’s fiscal year 2025 operating plan. Due to market uncertainty, fiscal year 2025 targets were set lower than the fiscal year 2024 targets, and lower than the Company’s fiscal year 2024 actual performance for Adjusted Earnings (Comp) with higher ROICC.

The table below sets forth each NEO’s fiscal year 2025 threshold, target and maximum bonus opportunities, expressed as a percentage of base pay.

2025 Annual Cash Incentive Bonus Opportunity

Expressed as a Percentage of Base Pay for Fiscal Year 2025

Name	Base Pay	Threshold	Target	Maximum

Peter R. Matt	$1,100,000	62.5%	125%	250%
Paul J. Lawrence	$660,000	45.0%	90%	180%
Kekin M. Ghelani (1)	$527,735	40.0%	80%	160%
Jody K. Absher (2)	$570,000	40.0%	80%	160%
Jennifer J. Durbin	$565,000	37.5%	75%	150%

(1)
Mr. Ghelani’s target bonus opportunity was prorated for his active service during fiscal year 2025.
(2)
Ms. Absher’s target bonus opportunity was increased from 75% in fiscal year 2024 to 80% in fiscal year 2025 based upon her compensation compared to the Peer Data.

2026 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS

2025 Annual Cash Incentive Bonus Performance Goals

The following table sets forth the fiscal year 2025 financial performance goals applicable to each NEO under the Annual Cash Incentive Plan, as well as actual performance. Additionally, the Compensation Committee approved an adjustment to neutralize the impact related to the judgment in the previously disclosed Pacific Steel Group litigation. The Compesnation Committee believed that this adjustment was appropriate as the inclusion of the charge would not be reflective of the Company's strong financial performance in fiscal year 2025. All adjustments were made by the Compensation Committee using its discretion, as provided in our plan, to measure annual incentive performance, while maintaining flexibility to provide equitable adjustments that address the impact of material non-operational and unforeseen events. Please refer to Appendix A for additional information. Payouts for performance in between performance levels are determined using straight line interpolation.

Commercial Metals Company	Weighting	Threshold (50% of Target)	Target (100% of Target)	Maximum (200% of Target)	Actual Performance

Adjusted Earnings (Comp)(1)	50%	$216 million	$375 million	$525 million	$350 million
ROICC(2)	50%	5.0%	7.8%	10.5%	7.8%
		Financial Performance Payout Factor			96.2%

(1)
Adjusted Earnings (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)
ROICC is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Fiscal year 2025 performance was below target, and as a result, our bonus payouts were below target (96.2% of target).

2025 Annual Cash Incentive Bonus Payouts

The table below shows the payouts received by each NEO for fiscal year 2025 performance. The payouts (as a percentage of target) for the NEOs were consistent with those for other employees whose bonuses were also determined based on these financial measures.

Executive	Payout ($)	Payout (% of Target)

Peter R. Matt	$1,322,530	96%
Paul J. Lawrence	$571,362	96%
Kekin M. Ghelani	$406,092	96%
Jody K. Absher	$438,615	96%
Jennifer J. Durbin	$407,591	96%

Long-Term Incentive Program

Through our long-term incentive program, we provide senior executives, including NEOs, the opportunity for equity awards contingent on the attainment of multi-year performance goals. Acting in concert, the Annual Cash Incentive Bonus and the long-term incentive programs provide balanced cash incentives and equity incentives that we believe reward executive focus on delivering both financial results and long-term growth. The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data.

50 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2025 Long-Term Incentive Program

In fiscal year 2025, each NEO received a long-term incentive package consisting of the amounts below.

Executive	Target (% of Salary)	Target ($)	PSU Weighting	RSU Weighting

Peter R. Matt (1)	500%	$5,500,000	60%	40%
Paul J. Lawrence (2)	250%	$1,650,000	50%	50%
Kekin M. Ghelani (3)	175%	$1,006,250	50%	50%
Jody K. Absher (4)	200%	$1,140,000	50%	50%
Jennifer J. Durbin (5)	175%	$988,750	50%	50%

(1)
Mr. Matt’s long-term incentive target increased from 450% in fiscal year 2024 to 500% in fiscal year 2025 to better align his compensation with Peer Group Data.
(2)
Mr. Lawrence’s long-term incentive target increased from 200% in fiscal year 2024 to 250% in fiscal year 2025 to better align his compensation with Peer Group Data.
(3)
Mr. Ghelani also received a one-time new hire award in the form of PSUs and RSUs with a target value of $500,000. For additional information, please see the fiscal year 2025 Grants of Plan Based Awards table on page 57.
(4)
Ms. Absher’s long-term incentive target increased from 150% in fiscal year 2024 to 200% in fiscal year 2025 to better align her compensation with Peer Group Data.
(5)
Ms. Durbin’s long-term incentive target increased from 150% in fiscal year 2024 to 175% in fiscal year 2025 to better align her compensation with Peer Group Data.

Restricted Stock Units (RSUs)

The RSU awards granted in fiscal year 2025 vest ratably over a three-year period and will be settled in shares of Company common stock.

Performance-Based Stock Units (PSUs)

The PSU awards granted in fiscal year 2025 are eligible to vest at the end of a three-year performance period, which runs from September 1, 2024 to August 31, 2027, and will be settled in shares of Company common stock based 75% on Adjusted EBITDA (Comp) and 25% based on Relative TSR. The Compensation Committee believes that such metrics are aligned with CMC’s long-term business plan and long-term stockholders’ interests.

Adjusted EBITDA (Comp) Portion of PSUs (75%)

In each year of the performance period, the Compensation Committee sets an Adjusted EBITDA (Comp) goal based on the business plan and performance is measured on a cumulative basis as compared to the target level. If a positive ROICC is not attained over the three-year performance period, then under the terms of the award agreements, none of the PSU awards subject to the Adjusted EBITDA (Comp) metric will vest, regardless of the Adjusted EBITDA (Comp) performance achieved. The payout formula is intended to encourage strong, focused performance, with each performance level representing what the Compensation Committee deemed to be stretch, but attainable, performance goals given the economic and market conditions at the time the goals were set. Our approach helps address the challenges with goal setting in a volatile industry in which changes in metal prices can have an outsized impact on our financial results and maintains the motivational value of the program throughout the business cycle. The table below sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on Adjusted EBITDA (Comp) performance over the three-year performance period ending August 31, 2027. The Adjusted EBITDA (Comp) target for fiscal year 2025, which is the first year in the three-year performance period, was $825 million, and CMC achieved $803 million of Adjusted EBITDA (Comp) in fiscal year 2025.

2026 PROXY STATEMENT 51

COMPENSATION DISCUSSION AND ANALYSIS

2025-2027 Adjusted EBITDA (Comp) Performance vs. Target

	Adjusted EBITDA (Comp) Metric
	Threshold (70% of Target)	Target (100%)	Maximum (130% of Target)

Percent of PSUs to Vest	50%	100%	200%

Relative TSR Portion of PSUs (25%)

The following table sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on Relative TSR performance over the three-year performance period ending August 31, 2027.

	TSR Metric
	Threshold >/=P30	Target >/=P50	Maximum >/=P70

Percent of PSUs to Vest	50%	100%	200%

Fiscal Year 2023-2025 Long-Term Incentive Program

For the PSUs granted on October 10, 2022 to all of the then-serving NEOs, the awards were settled based on CMC’s achievement of Adjusted EBITDA (Comp), ROICC and Relative TSR performance over the three-year performance period ended August 31, 2025 as follows:

	Performance Metric
	Cumulative Adjusted EBITDA (Comp)	ROICC	TSR Ranking

Target	$3.207 billion	Positive	50th percentile
Actual	$3.134 billion	10.6%	42.5th percentile
Adjusted EBITDA (Comp) Payout: 96% Relative TSR Payout: 81.3%

Other Elements of Compensation

As described below, we also provide retirement benefits and health and other welfare benefits to our NEOs.

Retirement and Non-Qualified Deferred Compensation Programs

Retirement Plan: The primary tax qualified long-term compensation retirement plan we have for our employees in the U.S. is the Commercial Metals Companies Retirement Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution plan and all Company contributions to the plan are discretionary. Please see footnote 5 to the fiscal year 2025 Summary Compensation Table beginning on page 56 for more detailed information.

Benefit Restoration Plan: As a result of limitations mandated by federal tax law and regulations that limit defined contribution plan retirement benefits of more highly compensated employees, CMC provides the Benefit Restoration Plan (“BRP”), a non-qualified plan for certain executives, including each of the NEOs, designated by the Compensation Committee, who are subject to federally mandated benefit limits in the 401(k) Plan. Following each calendar year-end, we credit to the participant’s account under the BRP a dollar amount equal to the amount of Company contributions that the participant would have received under the 401(k) Plan, but for the limits imposed by law on Company contributions to that plan. A BRP participant may also elect to defer up to 50% of his or her base salary and Annual Cash Incentive Bonus into his or her BRP account under which CMC provides a match on the elected deferrals up to 4.5% of the participant’s BRP-eligible compensation. The Compensation Committee believes that the BRP is an important element of our long-term compensation program in order to help attract and retain talent in a competitive market. Please see footnote 5 to the fiscal year 2025 Summary Compensation Table beginning on page 56 for more detailed information.

52 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Perquisites

We provide car allowances to each of our NEOs. Please see footnote 5 to the fiscal year 2025 Summary Compensation Table beginning on page 56 for more detailed information. We do not own or provide to the NEOs corporate aircraft, security services, an executive dining room or similar perquisites.

Health and Other Welfare Benefits

Our NEOs, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, short- and long-term disability, and other employee benefits generally made available to employees. In addition, CMC offers a supplemental long-term disability program for executives, including the NEOs, which is intended to replicate the coverage available to non-executive employees.

Termination, Severance and Change in Control Benefits

As of August 31, 2025, the employment agreements with each of our NEOs provide severance benefits upon a qualifying termination of employment. In addition, we have entered into Executive Employment Continuity Agreements (“EECAs”) with each of the NEOs, which provide for enhanced severance benefits in the event of a qualifying termination of employment within two years following a Change in Control (as defined in such agreements). The termination provisions included in the employment agreements and EECAs are further described below in the “Potential Payments and Benefits Upon Termination or Change in Control” section beginning on page 60. The Compensation Committee believes the payments provided for under the employment agreements and EECAs upon a qualifying termination of employment to be reasonable in light of the non-competition obligations imposed upon the NEOs post-termination and in order to ensure that we have the continued attention and dedication of the executives during circumstances that could result in a Change in Control.

Finally, the Annual Cash Incentive Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take such action as it determines to be in the best interest of the Company to determine the extent to which incentive compensation is considered earned and payable during any performance period.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our federal tax deduction for compensation paid in any fiscal year to our CEO and our other “covered employees,” as defined in Section 162(m), to $1,000,000. Although the Compensation Committee has analyzed and will continue to analyze the effect that Section 162(m) and the potential lack of deduction for amounts paid in excess of the deduction limit may have on CMC, the Compensation Committee continues to retain flexibility to make compensation decisions that are based on factors other than Section 162(m) and related consequences when necessary or appropriate (as determined by the Compensation Committee in its sole discretion) to enable CMC to continue to attract, retain, reward and motivate its highly-qualified executives. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m).

Compensation Risk Assessment – NEOs

CMC’s compensation policies are structured to discourage inappropriate risk-taking by our executives. The “Compensation Risk Assessment—Company-Wide Compensation Policies and Programs” section on page 74 describes the Compensation Committee’s assessment, which includes, among other things, FW Cook’s annual risk assessment and the Compensation Committee’s belief that our compensation programs do not encourage excessive risk-taking and thus do not create risks that are reasonably likely to have a material adverse effect on CMC.

2026 PROXY STATEMENT 53

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines and Policy Regarding Hedging and Pledging of Company Stock

Our Board has implemented stock ownership guidelines for non-employee directors, executive officers and certain other senior level employees. Our Board believes that minimum ownership guidelines serve to further align the interests of those covered by the guidelines with the interests of our stockholders. Individuals who are hired, promoted into positions covered by the guidelines, or who are elected to serve on our Board, have five years following their hire or promotion or election date, as applicable, to attain the minimum ownership level applicable to their positions. The guidelines require ownership of Company common stock with a value of the greater of the current fair market value or the closing price per share on the date on which the shares were acquired, of not less than the amounts below, as determined on October 31st of each year.

The Compensation Committee has established stock ownership guidelines for our non-employee directors, executive officers and other senior level employees, as set forth in the following table:

Position	Stock Ownership Guidelines
Non-employee directors	5x the director’s prevailing annual cash retainer award
President and CEO	5x base salary
COO	4x base salary
EVPs, SVPs, CFO, Chief Human Resources and Communications Officer and Chief Legal Officer	3x base salary
Other executives as may be designated by the Compensation Committee	1x base salary

Unvested time-vested restricted stock and unvested time-vested RSUs are included when determining the amount of stock ownership, with each share of unvested time-vested restricted stock and each share underlying unvested time-vested RSUs counting as one share of Company common stock. Stock appreciation rights and stock options, whether or not vested, and unearned PSUs do not count for purposes of determining compliance with the stock ownership guidelines. In addition, unvested restricted stock and RSUs that are subject to conditions other than time vesting do not count for the purpose of determining stock ownership levels. All persons subject to the guidelines must retain 50% of the shares of Company common stock issued upon the vesting of any of their restricted stock or RSUs (after payment of taxes) until achievement of the retention levels.

As of October 31, 2025, the measurement date specified in the Company’s stock ownership guidelines, all directors and NEOs have met or, within the applicable period, are expected to meet the stock ownership guidelines.

CMC’s Statement of Company Policy on Insider Trading and Anti-Hedging prohibits all employees from buying or selling Company securities while aware of material non-public information and prohibits the disclosure of material non-public information to others who then trade in our securities. The policy is available on our website, www.cmc.com, by clicking on “Investors” then “Governance and Board of Directors.” As part of this policy, certain other Company securities related transactions by directors, officers and employees are also prohibited. The policy is premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations, it is nonetheless considered inappropriate for any director, officer or other employee of ours to engage in short-term or speculative transactions in our securities, which may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our stockholders in general. Therefore, it is our policy that directors, officers and other employees may not engage in any transactions involving our securities which constitute short sales, puts, calls, forwards, futures or other derivative securities. The policy prohibits certain other transactions including hedging or monetization transactions, such as zero-cost collars, forward sale contracts and arrangements pledging Company securities as collateral for a loan.

54 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

equity award timing Policies

The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of such awards in relation to the disclosure of material non-public information by the Company. If in the future the Company determines to grant new awards of options, stock appreciation rights, or similar option-like instruments, the Company will establish a policy regarding the timing of such awards in relation to the disclosure of material non-public information, and the Board will evaluate the appropriate steps to take in relation to the foregoing.

Clawback Policy

The Compensation Committee adopted a clawback policy, effective as of September 11, 2023, that complies with the NYSE’s clawback rules promulgated under SEC Rule 10D-1. Under this policy, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the policy requires that the Compensation Committee, to the extent legally permitted and pursuant to the terms of the policy, recover from current and former executive officers and Section 16 executive officers any cash bonuses paid pursuant to the Annual Cash Incentive Plan, any PSUs granted pursuant to the Long-Term Incentive Plan, and any other cash bonuses or equity awards that are granted, earned or vest based wholly or in part on the attainment of a financial reporting measure as defined in the NYSE’s clawback rules. The amount subject to recovery is the excess of the incentive compensation received based on the erroneous data over the incentive compensation that would have been received had it been based on the restated results.

2026 PROXY STATEMENT 55

Executive Compensation

The following tables, footnotes and narratives, found on pages 56 through 73, provide information regarding the compensation, benefits and equity awards in CMC for the NEOs.

Fiscal Year 2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Peter R. Matt	2025	$1,084,616	$—	$5,505,805	$—	$1,322,530	$109,951	$8,022,901
President and Chief	2024	$996,923	$—	$4,517,044	$—	$975,026	$90,562	$6,579,555
Executive Officer	2023	$307,692	$200,000	$3,420,865	$—	$389,322	$94,306	$4,412,185

Paul J. Lawrence	2025	$657,692	$—	$1,644,583	$—	$571,362	$68,413	$2,942,051
Senior Vice President,	2024	$642,385	$—	$1,288,769	$—	$452,784	$83,957	$2,467,895
Chief Financial Officer	2023	$620,385	$—	$1,294,742	$—	$689,000	$91,873	$2,696,000

Kekin M. Ghelani(6)	2025	$517,500	$—	$1,501,333	$—	$406,092	$34,015	$2,458,940
Senior Vice President,	2024	$—	$—	$—	$—	$—	$—	$—
Chief Strategy Officer	2023	$—	$—	$—	$—	$—	$—	$—

Jody K. Absher	2025	$562,308	$—	$1,136,241	$—	$438,615	$47,771	$2,184,936
Senior Vice President,	2024	$516,731	$—	$779,283	$—	$304,239	$64,347	$1,664,600
Chief Legal Officer and	2023	$491,154	$—	$769,063	$—	$454,756	$74,399	$1,789,372
Corporate Secretary

Jennifer J. Durbin	2025	$558,077	$—	$985,510	$—	$407,591	$58,119	$2,009,298
Senior Vice President,	2024	$516,731	$—	$779,283	$—	$304,239	$64,651	$1,664,904
Chief Human	2023	$491,154	$—	$769,063	$—	$454,756	$72,940	$1,787,913
Resources and
Communications
Officer

(1)
Mr. Matt received a one-time sign-on bonus in the amount of $200,000 upon hire.
(2)
Amounts reported in this column for fiscal year 2025 represent the grant date fair value of PSUs and RSUs awarded in fiscal year 2025 and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718”). The grant date fair value for PSUs is based on the probable outcome of the vesting conditions as of the grant date. Mr. Ghelani received a one-time award of 4,629 RSUs and 4,629 PSUs upon hire in October 2024. The maximum value of the PSUs for Mr. Matt, Mr. Lawrence, Mr. Ghelani (including his one-time long-term incentive award), Ms. Absher, and Ms. Durbin, respectively, are as follows: $6,721,611, $1,680,403, $1,533,979, $1,160,936, $1,006,922. Assumptions used in determining these values can be found in Note 13 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 16, 2025.
(3)
No options or stock appreciation awards were issued in fiscal year 2025.
(4)
Amounts reported in fiscal year 2025 for each NEO represent the fiscal year 2025 Annual Cash Incentive Bonus earned by such NEO. Please see the Compensation Discussion and Analysis beginning on page 33 for further information regarding these bonuses.
(5)
For fiscal year 2025, this column includes a contribution to the 401(k) Plan account of $6,900 for all NEOs. This column also includes employer contributions to the BRP accounts for Mr. Matt of $75,267, Mr. Lawrence of $34,669, Mr. Ghelani of $2,388, Ms. Absher of $15,300, and Ms. Durbin of $26,267. Due to a change in the plan year, the foregoing amounts of the employer contributions relate to the period from September 1, 2024 through December 31, 2024. For more information, see the fiscal year 2025 Non-Qualified Deferred Compensation table on page 60. This column also includes car allowances for Mr. Matt of $10,000, Mr. Lawrence of $10,000, Mr. Ghelani of $9,000, Ms. Absher of $10,000, and Ms. Durbin of $10,000. Under the terms of the Executive Annual Health Program, all NEOs were eligible to be reimbursed for the cost of an annual physical up to a maximum of $10,000. Due to healthcare privacy concerns, the actual reimbursements for participants under this program are not shown and instead this column includes the maximum amount eligible for reimbursement. This column also includes the premiums paid on behalf of the executive by CMC for supplemental long-term disability coverage in the amounts of $7,784 for Mr. Matt, $6,845 for Mr. Lawrence, $5,726 for Mr. Ghelani, $5,571 for Ms. Absher, and $4,953 for Ms. Durbin.
(6)
Mr. Ghelani was not an NEO prior to fiscal year 2025.

56 COMMERCIAL METALS COMPANY

Executive Compensation

Grants of Plan Based Awards

The following table and footnotes provide information regarding grants of plan based awards to NEOs in fiscal year 2025.

Grants of Plan Based Awards in Fiscal Year 2025

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Option Awards(4)

Peter R. Matt	10/14/2024	$687,500	$1,375,000	$2,750,000	30,550	61,100	122,200	—	$3,360,805
	10/14/2024	$—	$—	$—	—	—	—	40,733	$2,145,000
Paul J. Lawrence	10/14/2025	$297,000	$594,000	$1,188,000	7,638	15,275	30,550	—	$840,202
	10/14/2025	$—	$—	$—	—	—	—	15,275	$804,382
Kekin M. Ghelani	10/14/2024	$211,094	$422,188	$844,376	6,972	13,944	27,888	—	$766,990
	10/14/2024	$—	$—	$—	—	—	—	13,945	$734,344
Jody K. Absher	10/14/2025	$228,000	$456,000	$912,000	5,277	10,553	21,106	—	$580,468
	10/14/2025	$—	$—	$—	—	—	—	10,554	$555,774
Jennifer J. Durbin	10/14/2024	$211,875	$423,750	$847,500	4,577	9,153	18,306	—	$503,461
	10/14/2024	$—	$—	$—	—	—	—	9,154	$482,050

(1)
Represents the Annual Cash Incentive Bonus under the Annual Cash Incentive Plan. The Annual Cash Incentive Plan and the terms of these awards are described in the section entitled “Annual Cash Incentive Bonus” on page 49.
(2)
Represents PSUs granted under the Long-term Incentive Plan, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals relating to Adjusted EBITDA (Comp) and ROICC, and 25% of the PSUs vesting based on CMC’s TSR performance compared to the TSR peer group. The performance period for the PSUs granted on October 14, 2024 commenced on September 1, 2024 and will continue through August 31, 2027. Mr. Ghelani received an annual award of 9,316 RSUs and 9,315 PSUs and new hire award of 4,629 RSUs and 4,629 PSUs. The 2025-2027 long-term incentive program is described in further detail in the section entitled "Long-Term Incentive Program” on page 50.
(3)
Represents RSUs granted under the Long-Term Incentive Plan that vest ratably over three years from the date of grant, subject to the NEO’s continued employment through the applicable vesting date.
(4)
Amounts reported in this column for fiscal year 2025 represent the grant date fair value of PSUs and RSUs awarded in fiscal year 2025 and calculated in accordance with FASB ASC Topic 718. The grant date fair value for PSUs is based on the probable outcome of the vesting conditions as of the grant date. Assumptions used in determining these values can be found in Note 13 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 16, 2025.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

Each NEO was party to an employment agreement during fiscal year 2025. The agreements generally have an initial term of one year, with automatic one-year renewals thereafter unless terminated by either party. The employment agreements set forth a minimum annual base salary and provide that each executive is eligible to earn a bonus under our compensation program but has no guaranteed bonus amount. Each executive is also eligible to participate in or receive benefits under any plan or arrangement made generally available to our employees. Please see the narrative and tables included in the “Potential Payments and Benefits Upon Termination or Change in Control” section on pages 60 through 67 for a description of the compensation that would be paid to the NEOs in the event of their termination following a Change in Control (as defined below), as well as other events resulting in termination of employment.

Material terms of the grants of plan based awards are described on pages 49 through 50, where we have discussed the Annual Cash Incentive Bonus and pages 50 through 52, where we have discussed the long-term incentive awards. The fiscal year 2025 long-term incentive awards for our NEOs consisted of time-based RSUs and PSUs, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals related to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on CMC’s TSR performance compared to the performance peer group. The percentage of salary and bonus (as noted in the Non-Equity Incentive Plan Compensation column) of each of the NEOs as compared to the total compensation in the Fiscal Year 2025 Summary Compensation Table is as follows: Mr. Matt (30%), Mr. Lawrence (42%), Mr. Ghelani (38%), Ms. Absher (46%), and Ms. Durbin (48%).

2026 PROXY STATEMENT 57

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes provide information regarding PSUs and RSUs outstanding as of the end of fiscal year 2025. As of August 31, 2025, none of our NEOs held outstanding options or stock appreciation rights (“SARs”). The market value of units that have not vested was determined by multiplying the closing market price of our common stock on the NYSE on August 29, 2025, $57.67, by the number of units that have not vested.

Outstanding Equity Awards at 2025 Fiscal Year-End

Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested

Peter R. Matt	11,905	(1)	$686,561	—		$—
	24,969	(2)	$1,439,962	112,360	(3)	$6,479,801
	40,733	(4)	$2,349,072	122,200	(5)	$7,047,274
Paul J. Lawrence	5,225	(6)	$301,326	—		$—
	8,948	(2)	$516,031	26,840	(3)	$1,547,863
	15,275	(4)	$880,909	30,550	(5)	$1,761,819
Kekin M. Ghelani	13,945	(4)	$804,208	27,888	(5)	$1,608,301
Jody K. Absher	3,104	(6)	$179,008	—		$—
	5,411	(2)	$312,052	16,230	(3)	$935,984
	10,554	(4)	$608,649	21,106	(5)	$1,217,183
Jennifer J. Durbin	3,104	(6)	$179,008	—		$—
	5,411	(2)	$312,052	16,230	(3)	$935,984
	9,154	(4)	$527,911	18,306	(5)	$1,055,707

(1)
Represents the remaining unvested portion of RSUs granted on April 10, 2023. One-third of the award vested one year after the date of grant, one-third of the award vested two years after the date of grant, and the remaining one-third will vest three years after the date of grant.
(2)
Represents the remaining unvested portion of RSUs granted on October 9, 2023. One-third of the award vested one year after the date of grant, one-third of the award will vest two years after the date of grant, and the remaining one-third will vest three years after the date of grant.
(3)
In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 9, 2023, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2024-2026 performance period.
(4)
Represents the remaining unvested portion of RSUs granted on October 14, 2024. One-third of the award will vest one year after the date of grant, one-third of the award will vest two years after the date of grant and the remaining one-third will vest three years after the date of grant. Mr. Ghelani received an annual award of 9,316 RSUs and 9,315 PSUs and a new hire award of 4,629 RSUs and 4,629 PSUs.
(5)
In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 14, 2024, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2025-2027 performance period.
(6)
Represents the remaining unvested portion of RSUs granted on October 10, 2022. One-third of the award vested one year after the date of grant, one-third of the award vested two years after the date of grant and the remaining one-third will vest three years after the date of grant.

58 COMMERCIAL METALS COMPANY

Executive Compensation

Option/SARs Exercised and Stock Vested

The following table provides information regarding stock vested during fiscal year 2025 for the NEOs. No options or SARs were issued or exercised by NEOs in fiscal year 2025.

Option/SARs Exercised and Stock Vested in Fiscal Year 2025

	Options/SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)

Peter R. Matt	—	$—	57,357	$3,126,506
Paul J. Lawrence	—	$—	29,553	$1,653,429
Kekin M. Ghelani	—	$—	—	$—
Jody K. Absher	—	$—	18,049	$1,008,558
Jennifer J. Durbin	—	$—	18,049	$1,008,558

(1)
Included in these columns are the number of shares and the associated value realized with respect to the vesting of the RSUs and PSUs.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

All of the NEOs have previously been designated by the Compensation Committee as being eligible to participate in the BRP. Participants can elect to defer W-2 earnings, including annual bonus awards, up to a maximum of 50% of such earnings. Deferrals are matched up to 4.5% of the participant’s BRP-eligible compensation, with the matching contributions vesting after two years of service. Annually, BRP participants must elect, prior to the fiscal year in which the compensation to be credited or deferred to the BRP is earned, the time at which they want distributions from the BRP. Amounts may be deferred for a minimum of one year. Distribution election options include commencement upon retirement either in a lump sum or installments or at a set future date either in lump sum or installments even if employment continues with us. In the event of death or disability, the participant or his or her estate will receive a lump sum payment. The payment of amounts deferred by NEOs after December 31, 2004 and that are to be paid after termination of employment, will be delayed for six months following termination of employment in order to comply with Section 409A of the Code.

Amounts deferred into the BRP by the participant as well as contributions by us are credited with market earnings or losses based on the participant’s self-directed investment election and allocation among a group of mutual funds. The mutual funds available in the BRP have investment objectives similar, but not identical to, those funds available to all employees under our tax-qualified plan. There is no above-market or preferential interest rates credited on any compensation deferred in the BRP. Participants may change fund choices on a daily basis to the extent permitted by the funds.

2026 PROXY STATEMENT 59

Executive Compensation

The following table and footnotes provide information regarding the non-qualified deferred compensation plan during fiscal year 2025 for the NEOs.

Fiscal Year 2025 Non-Qualified Deferred Compensation Table

Name	Executive’s Contribution in Last FY ($)	Registrant’s Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY

Peter R. Matt	$124,574	$75,267	$40,270	$—	$444,451	(2)
Paul J. Lawrence	$44,819	$34,669	$77,687	$—	$900,560	(3)
Kekin M. Ghelani	$—	$2,388	$—	$—	$2,388	(4)
Jody K. Absher	$40,046	$15,300	$58,006	$—	$532,492	(5)
Jennifer J. Durbin	$65,940	$26,267	$72,659	$—	$828,908	(6)

(1)
Historically, the plan year for deferred compensation aligned with our fiscal year (September 1 – August 31). Effective January 1, 2025, the plan year changed to align with the calendar year (January 1 – December 31). Due to this change in the plan year, the amounts reported in this column reflect employer contributions for the period from September 1, 2024 to December 31, 2024 only. We expect to report employer contributions attributable to the 2025 calendar year in the proxy statement relating to the 2027 annual meeting of stockholders.
(2)
Approximately 54% of the aggregate balance at 2025 fiscal year end results from Mr. Matt’s voluntary deferrals of compensation to the BRP since participation began in 2023.
(3)
Approximately 34% of the aggregate balance at 2025 fiscal year end results from Mr. Lawrence’s voluntary deferrals of compensation to the BRP since participation began in 2016.
(4)
Approximately 0% of the aggregate balance at 2025 fiscal year end results from Mr. Ghelani’s voluntary deferrals of compensation to the BRP since participation began in 2025.
(5)
Approximately 44% of the aggregate balance at 2025 fiscal year end results from Ms. Absher’s voluntary deferrals of compensation to the BRP since participation began in 2019.
(6)
Approximately 58% of the aggregate balance at 2025 fiscal year end results from Ms. Durbin’s voluntary deferrals of compensation to the BRP since participation began in 2020.

Potential Payments and Benefits Upon Termination or Change in Control

Under our executive compensation program, severance payments and the provision of benefits can be triggered upon termination of an NEO’s employment and following a Change in Control (as defined below). These payments may include payments resulting from the employment agreements and EECAs discussed below.

Employment Agreements

Below is a description of the termination provisions included in each of the employment agreements and EECAs in effect as of August 31, 2025. The NEOs are also bound under the terms of their employment agreements to certain non-competition provisions during the term of the employment and for 18 months thereafter and certain non-solicitation restrictions for a period of two years after termination of employment.

If we terminate an NEO’s employment for cause under the terms of their respective employment agreements or under the applicable law or if any such executive terminates his or her own employment without good reason, then we have no further payment obligations to him or her, except accrued but unpaid salary and accrued vacation pay through the date of such executive’s respective termination. If the employment of any of these executives is terminated due to death or disability, such executive or his or her respective estate will be entitled to: (i) any applicable life insurance or disability benefits; (ii) a pro rata share of any applicable bonus as determined by our Board; (iii) payment of any cash incentive due under the Annual Cash Incentive Plan; (iv) vesting of SARs, restricted stock, RSUs and/or stock options to the extent permitted by the terms of the applicable equity incentive plan and award or grant agreements; and (v) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contributions attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

60 COMMERCIAL METALS COMPANY

Executive Compensation

If we terminate an NEO’s employment without cause, if he or she terminates for good reason, or if we do not renew his or her employment agreement, pursuant to their respective employment agreements, such executive will be entitled to: (i) an amount equal to two times the executive’s then current annual base salary and (ii) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

Under our NEOs’ employment agreements, “cause” is defined as the executive’s: (i) theft, embezzlement, fraud, financial impropriety, any other act of dishonesty relating to such executive’s employment or any willful violation of Company policies (including the Company’s ethics policies) or lawful directives or any laws, rules or regulations applicable to CMC; (ii) willful commission of acts that would support the finding of a felony or lesser crime involving fraud, dishonesty, misappropriation or moral turpitude; (iii) failure to perform the duties and obligations under such executive’s employment agreement; or (iv) commission of an act in performance of such executive’s duties amounting to gross negligence or willful misconduct.

Under our NEOs’ employment agreements, “good reason” is defined as our breach of the agreement or a significant reduction in the executive’s responsibilities or compensation.

We entered into amended and restated employment agreements with Mr. Lawrence and Mses. Absher and Durbin, in each case, effective October 13, 2023. The termination provisions in such amended and restated employment agreements are consistent with those described above.

EECAs. Each of the NEOs is party to an EECA. The EECA is intended to ensure that we will have the continued attention and dedication of the executive during events that might lead to, and in the event of, a Change in Control of the Company. Should a Change in Control occur, we have agreed to continue to employ each executive for a period of two years thereafter (the “Employment Period”). The EECAs terminate two years after a Change in Control.

During the Employment Period, each executive will continue to receive: (i) an annual base salary equal to at least the executive’s base salary before the Change in Control; (ii) cash bonus opportunities equivalent to that available to the executive under our annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive plans, including equity incentives, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits in place for other executives in similar positions at the Company.

If the executive’s employment is terminated during the Employment Period for any reason (including Constructive Termination (as defined below) other than cause or disability or by the executive without a Constructive Termination, the EECA requires us to pay certain severance benefits to the executive in a lump sum within 30 days following termination. The severance benefits for our NEOs include an amount equal to unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination as well as two times the sum of (i) the highest annual base salary in effect at any time during the five year period prior to the Change in Control and (ii) the executive’s target cash bonus opportunity for the performance period in which the termination date occurs. Under the terms of the EECA, the severance paid is determined based on a multiple of salary only and does not include a multiple of salary plus bonus. Participation, including that of the executive’s eligible dependents, in Company provided welfare plan benefits will be continued for two years following termination, and to the extent permitted by applicable law, company contributions to retirement plans will be made for the two years following termination (or, if contributions are not permitted by applicable law to the retirement plans, we will pay the executive a lump sum amount equal to the amount of employer contributions that would have been made during such two year period). The executive also will become fully vested in all stock incentive awards and all stock options will remain exercisable for the remainder of their term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of the executive in order to trigger severance payments under these agreements. We believe that this double trigger is a reasonable trigger for severance compensation under the EECAs and that these agreements provide a mechanism for eliminating the distraction to the executives that is inherent in Change in Control events.

Under the EECA, “cause” is defined as the executive’s: (i) material misappropriation with respect to the Company’s business or assets; (ii) persistent refusal or willful failure constituting gross dereliction to substantially perform the executive’s duties and responsibilities to the Company, which continues after the executive receives written notice from the Company of such refusal or failure and such refusal or failure is not remedied by the executive within 30 days following receipt of such notice; (iii) conviction of a felony or crime involving fraud, dishonesty or moral turpitude; or (iv) the use of drugs or alcohol that materially interferes with the executive’s performance of duties.

2026 PROXY STATEMENT 61

Executive Compensation

The EECA does not provide for a “tax gross up” reimbursement payment by us to the executive for taxes, including excise taxes under Section 4999 of the Code, which the employee may owe as a result of receipt of payments under the EECA in connection with the Change in Control. The EECA does require us to determine if the payments to an executive under the EECA combined with any other payments or benefits to which the executive may be entitled (in aggregate, the “Change in Control Payments”) would result in the imposition on the executive of the excise tax under Section 4999. We will either reduce the Change in Control Payments to the maximum amount which would not result in imposition of the Section 4999 excise tax or pay the entire Change in Control Payment to the executive if, even after the executive’s payment of the Section 4999 excise tax, the executive would receive a larger net amount.

In the event the executive is terminated more than two years following a Change in Control, no severance benefits are provided under the EECA. The EECA provides that the executive not disclose any confidential information relating to us and, for a period of one year following termination of employment, not compete with the business as conducted by the Company within 100 miles of a Company facility nor solicit or hire employees of the Company or knowingly permit (to the extent reasonably within the executive’s control) any business or entity that employs the executive or in which the executive has an ownership interest to hire Company employees. If a court rules that the executive has violated these provisions, the rights of the executive under the EECA will terminate.

Plan Awards. In addition to the EECAs, although our existing equity incentive plan permits accelerated vesting of stock-based awards as a result of a Change in Control, as defined by such plan, we have adopted a “double trigger” requirement for equity awards such that vesting will accelerate only if the participant has a qualifying termination within 24 months after a qualifying change in control event. A “qualifying termination” means a qualifying retirement (as determined in the sole discretion of the Compensation Committee) occurring at least six months after the award’s grant date, termination as a result of the participant’s total and permanent disability, or termination by us without cause or by the participant for good reason. Further, the Annual Cash Incentive Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period and further consistent with our best interests.

The EECA defines a “Change in Control” to be the occurrence of one of the following events: (i) the acquisition of thirty percent (30%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of our Board by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The cash and equity incentive plans define a Change in Control to be the occurrence of one of the following events: (i) the acquisition of twenty-five percent (25%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of our Board by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The EECA defines “Constructive Termination” as a material breach of the EECA by the Company, including: (i) the failure to maintain the executive in the position held by him or her prior to the Change in Control, (ii) a material adverse change in the executive’s responsibilities, (iii) the failure to pay the amounts due to the executive under the EECA, (iv) the failure of any successor to the Company to assume the EECA or (v) requiring the executive to relocate more than 50 miles from his workplace without the consent of the executive.

In order to describe the payments and benefits that are triggered for each event, we have created the following tables for each NEO estimating the payments and benefits that would be paid under each element of our compensation program assuming that the NEO’s employment terminated or the Change in Control occurred on August 31, 2025, the last day of fiscal year 2025. In all cases the amounts were valued as of August 31, 2025, based upon, where applicable, a closing share price on August 29, 2025 of $57.67.

62 COMMERCIAL METALS COMPANY

Executive Compensation

The amounts in the following tables are calculated as of August 31, 2025 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Peter R. Matt Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$2,200,000	$—	$—	$2,200,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$2,750,000	$1,322,530	$1,322,530
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$11,239,133	$—	$—	$—	$11,239,133	$4,660,543	$4,660,543
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$307,549	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$44,555	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$1,620,000	$—
Accrued Vacation Pay(6)	$84,615	$84,615	$84,615	$84,615	$—	$84,615	$84,615	$84,615
Total	$84,615	$11,323,748	$2,284,615	$84,615	$—	$16,625,852	$7,687,688	$7,067,688

(1)
Amounts reported for base salary and bonus are calculated pursuant to Mr. Matt’s employment agreement and EECA described on pages 60 through 62. As noted in footnote 7 below, Mr. Matt is eligible for ordinary retirement.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Matt’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2025 premiums and actual calendar year 2025 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)
Mr. Matt became eligible in fiscal year 2025 for ordinary retirement based on his length of service with the Company.

2026 PROXY STATEMENT 63

Executive Compensation

Paul J. Lawrence Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,320,000	$—	$—	$1,320,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$1,188,000	$571,362	$571,362
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$3,353,107	$1,499,247	$1,499,247
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$185,756	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$91,876	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$3,867,000	$—
Accrued Vacation Pay(6)	$50,769	$50,769	$50,769	$50,769	$—	$50,769	$50,769	$50,769
Total	$50,769	$50,769	$1,370,769	$50,769	$—	$6,189,508	$5,988,378	$3,121,378

(1)
Amounts reported for base salary and annual bonus are calculated pursuant to Mr. Lawrence’s employment agreement and EECA described on pages 60 through 62. As noted in footnote 7 below, Mr. Lawrence is not eligible for ordinary retirement.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Lawrence’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2025 premiums and actual calendar year 2025 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)
Mr. Lawrence is not eligible for ordinary retirement based on his length of service with the Company.

64 COMMERCIAL METALS COMPANY

Executive Compensation

Kekin M. Ghelani Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,150,000	$—	$—	$1,150,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$920,000	$406,092	$406,092
Long-term Incentives Restricted Stock Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$1,608,359	$469,145	$469,145
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$91,901	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$89,370	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$5,344,000	$—
Accrued Vacation Pay(6)	$44,230	$44,230	$44,230	$44,230	$—	$44,230	$44,230	$44,230
Total	$44,230	$44,230	$1,194,230	$44,230	$—	$3,903,860	$6,263,467	$1,919,467

(1)
Amounts reported for base salary and annual bonus are calculated pursuant to Mr. Ghelani’s employment agreement and EECA described on pages 60 through 62. As noted in footnote 7 below, Mr. Ghelani is not eligible for ordinary retirement.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Ghelani’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2025 premiums and actual calendar year 2025 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)
Mr. Ghelani is not eligible for ordinary retirement based on his length of service with the Company.

2026 PROXY STATEMENT 65

Executive Compensation

Jody K. Absher Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,140,000	$—	$—	$1,140,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$912,000	$438,615	$438,615
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$2,176,293	$948,037	$948,037
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$110,516	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$51,373	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$6,570,000	$—
Accrued Vacation Pay(6)	$43,846	$43,846	$43,846	$43,846	$—	$43,846	$43,846	$43,846
Total	$43,846	$43,846	$1,183,846	$43,846	$—	$4,434,028	$8,000,498	$2,430,498

(1)
Amounts reported for base salary and bonus are calculated pursuant to Ms. Absher’s employment agreement and EECA described on pages 60 through 62. As noted in footnote 7 below, Ms. Absher is not eligible for ordinary retirement.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Absher’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2025 premiums and actual calendar year 2025 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)
Ms. Absher is not eligible for ordinary retirement based on her age.

66 COMMERCIAL METALS COMPANY

Executive Compensation

Jennifer J. Durbin Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,130,000	$—	$—	$1,130,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$847,500	$407,591	$407,591
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$2,014,817	$900,921	$900,921
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$158,882	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$89,371	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$7,874,000	$—
Accrued Vacation Pay(6)	$43,461	$43,461	$43,461	$43,461	$—	$43,461	$43,461	$43,461
Total	$43,461	$43,461	$1,173,461	$43,461	$—	$4,284,031	$9,225,973	$2,351,973

(1)
Amounts reported for base salary and bonus are calculated pursuant to Ms. Durbin’s employment agreement and EECA described on pages 60 through 62. As noted in footnote 7 below, Ms. Durbin is not eligible for ordinary retirement.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Durbin’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2025 premiums and actual calendar year 2025 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)
Ms. Durbin is not eligible for ordinary retirement based on her age.

2026 PROXY STATEMENT 67

Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, and in accordance with applicable SEC interpretive guidance, we are providing the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees excluding the CEO as of August 31, 2025. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

At August 31, 2025, our principal executive officer was Mr. Matt, our President and CEO. Mr. Matt had annual total compensation of $8,022,901 in fiscal year 2025, as reflected in the Summary Compensation Table beginning on page 56. The median annual total compensation of all employees excluding the CEO in fiscal year 2025 was $80,849. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of employees excluding the CEO was 99 to 1.

As allowed by SEC regulations, we used the same median employee that was identified in the preparation of our pay ratio disclosure for fiscal year 2023 because there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. In fiscal year 2023, we identified our median employee using our employee population as of August 31, 2023, the last day of our 2023 fiscal year. As of August 31, 2023, we had 13,584 full-time and part-time employees globally. In determining the employee population for purposes of identifying the median employee, we included all of our employees in the U.S. (10,343) and all of our employees in Poland (2,885). As permitted by the de minimis exemption under SEC regulations, for purposes of identifying the median employee in fiscal year 2023, we excluded all of the employees from the following countries, which represent in the aggregate less than 5 percent (5%) of our total employees: two employees in Australia, three employees in Canada, 106 employees in China, 12 employees in India, one employee in Indonesia, six employees in Malaysia, five employees in Vietnam, nine employees in Czechoslovakia, one employee in France, 25 employees in Germany, four employees in Netherlands, two employees in Slovakia, eight employees in the United Arab Emirates and 172 employees in the United Kingdom. We then identified the median employee based on base salary and target bonus for the fiscal year ended August 31, 2023. Because there was a small number of employees (approximately 141), who earned commissions rather than a bonus or were drivers paid by mile, we used base salary and commissions, or mileage pay paid, respectively for the calendar year 2022, for these employees. Earnings of our employees in Poland were converted from PLN to USD at a rate of PLN 4.0695 to $1.00 which is consistent with conversions for other purposes. We then utilized the same rules which we applied to the calculation of total compensation of the Company’s NEOs, as reflected in the Summary Compensation Table, to determine the annual total compensation of our median employee.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

68 COMMERCIAL METALS COMPANY

Executive Compensation

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Average Summary	Average	Value of Initial Fixed $100 Investment Based on:(4)
Year	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1) ($)	Compensation Actually Paid to PEO 1(1)(2)(3) ($)	Compensation Actually Paid to PEO 2(1)(2)(3) ($)	Compensation Table Total for Non-PEO NEOs(1) ($)	Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted EBITDA (Comp)(5) ($ Millions)

2025	—	8,022,901	—	8,798,890	2,398,806	2,580,896	298.08	373.99	84.7	803
2024	—	6,579,555	—	6,816,253	2,576,388	3,248,664	273.02	361.69	482.6	964
2023	9,603,625	—	20,834,770	—	2,648,855	4,195,063	282.94	376.11	859.8	1,367
2022	10,207,641	—	20,007,324	—	2,768,137	4,201,966	201.02	305.08	1,217.3	1,472
2021	9,054,252	—	19,888,683	—	2,357,005	3,608,516	159.38	265.38	412.9	762

(1)
Barbara R. Smith was our PEO for fiscal years 2018 through 2023 (“PEO 1”). Peter R. Matt is our PEO beginning with fiscal year 2024 (“PEO 2”). The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Paul Lawrence	Paul Lawrence	Peter Matt	Paul Lawrence	Paul Lawrence
Jody Absher	Jody Absher	Paul Lawrence	Jody Absher	Kekin Ghelani
Jennifer Durbin	Jennifer Durbin	Jody Absher	Jennifer Durbin	Jody Absher
Tracy L. Porter	Ty L. Garrison	Jennifer Durbin	Barbara R. Smith	Jennifer Durbin
	Tracy L. Porter	Ty L. Garrison	Ty L. Garrison

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)

2025	8,022,901	(5,505,805)	6,281,794	8,798,890

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	2,398,806	(1,316,917)	1,499,007	2,580,896

2026 PROXY STATEMENT 69

Executive Compensation

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)

2025	6,109,161	394,618	—	(221,985)	—	—	6,281,794

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2025	1,454,582	62,727	—	(18,302)	—	—	1,499,007

(4)
The Peer Group TSR set forth in this table utilizes the S&P 500 Steel Index which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K. The comparison assumes $100 was invested for the period starting August 31, 2020, through the end of the listed year in the Company and in the S&P 500 Steel Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
We determined Adjusted EBITDA (Comp) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO 2 and Non-PEO NEOs in fiscal year 2025. We defined Adjusted EBITDA (Comp) as the sum of the Company’s net earnings before interest expense, income taxes, depreciation and amortization expense, and the amortization of acquired unfavorable contract backlog. Adjusted EBITDA (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information related to Adjusted EBITDA (Comp).

70 COMMERCIAL METALS COMPANY

Executive Compensation

Relationship between PEO and Non-PEO NEO Compensation Actually Paid and total shareholder return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the cumulative TSR for the S&P 500 Steel Index TSR over the same period.

2026 PROXY STATEMENT 71

Executive Compensation

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and net income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

72 COMMERCIAL METALS COMPANY

Executive Compensation

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted ebitda (comp)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA (Comp) during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO 2 and other NEOs for fiscal year 2025 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA (Comp) Adjusted Earnings (Comp) Return on Invested Capital for Compensation Purposes (ROICC) Total Shareholder Return (TSR)

2026 PROXY STATEMENT 73

Executive Compensation

Compensation Risk Assessment – Company-wide Compensation Policies and Programs

The Compensation Committee has established and plans to continue to refine Company-wide compensation policies and programs that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Compensation Committee undertook, during our most recently ended fiscal year, an assessment of our compensation arrangements, including those for our NEOs. In conducting this assessment, the Compensation Committee asked FW Cook, its independent compensation consultant, to perform, among other things, a review of our (i) compensation philosophy, (ii) peer group companies, (iii) compensation mix, (iv) cash and equity-based incentive plans and (v) administrative procedures. The Compensation Committee also asked FW Cook to examine our cash and equity-based compensation plans in comparison to market practices.

The considerations and findings of the assessment by the Compensation Committee included:

•
The Compensation Committee believes that the distribution of compensation among our core compensation elements focuses our employees on both the nearer-term and long-term performance of the Company;
•
Our cash incentive compensation programs include financial measures intended to be aligned with the Company’s short-, medium- and long-term business goals;
•
Our equity-based incentive awards provide for payouts over a multi-year period so that our NEOs remain focused on our performance beyond the immediate fiscal year;
•
Our cash and equity-based awards contain a range of performance levels, multiple metrics and payouts to discourage executives from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation;
•
Caps on awards to certain executives, limits on maximum award size and our clawback policy also limit risk under the Company’s incentive plans;
•
A cap is placed on the number of shares of common stock of CMC that may be awarded to any director in any fiscal year;
•
Executives and directors are required to hold a meaningful number of shares of CMC’s common stock pursuant to our stock ownership guidelines; and
•
The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data and, when achieving maximum performance, to reach total compensation at the upper quartile of Peer Data.

Based upon this assessment, the Compensation Committee does not believe that our Company-wide compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

74 COMMERCIAL METALS COMPANY

Non-Employee Director Compensation

The compensation arrangements for non-employee directors are described below. The following table and footnotes outline the compensation paid to our non-employee directors for fiscal year 2025, as well as the outstanding equity awards held by the non-employee directors as of August 31, 2025. Mr. Matt did not receive fees for his service on our Board during fiscal year 2025.

Fiscal Year 2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Dennis Arriola	$125,000	$149,979	$—	$274,979
Lisa M. Barton	$140,000	$149,979	$—	$289,979
Gary E. McCullough	$143,750	$149,979	$—	$293,729
John R. McPherson	$136,250	$149,979	$—	$286,229
Tandra C. Perkins	$135,417	$197,506	$—	$332,923
Sarah E. Raiss	$125,000	$149,979	$—	$274,979
Charles L. Szews	$150,000	$149,979	$—	$299,979
Robert S. Wetherbee	$292,500	$149,979	$—	$442,479

(1)
Three non-employee directors, Messrs. McCullough, McPherson and Wetherbee, elected to receive all or a portion of their calendar year 2025 cash director fees in the form of Company common stock.
(2)
Represents the grant date fair value of equity awards granted in fiscal year 2025, calculated in accordance with FASB ASC Topic 718. Assumptions used in determining these values can be found in Note 13 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 16, 2025. Four of the non-employee directors elected to receive equity compensation in the form of RSAs, one of the non-employee directors elected to receive equity compensation in the form of RSUs and three of the non-employee directors elected to receive equity compensation in the form of deferred RSUs. Except for Ms. Perkins, whose award will vest on September 1, 2026, all RSA and RSU awards will vest on January 15, 2026, in each case provided such director is still serving as a director on such date and has not had an accelerated vesting event, such as death, permanent disability or a change in control.

2026 PROXY STATEMENT 75

Non-Employee Director Compensation

As of August 31, 2025, each individual who served as a non-employee director during fiscal year 2025 had outstanding the following number of deferred RSUs, RSAs or RSUs:

Director	Deferred Restricted Stock Units	Restricted Stock/ Restricted Stock Units

Dennis Arriola	5,001	—
Lisa M. Barton	—	2,906
Gary E. McCullough	—	2,906
John R. McPherson	11,296	—
Tandra C. Perkins	3,885	—
Sarah E. Raiss	16,362	2,906
Charles L. Szews	—	2,906
Robert S. Wetherbee	—	2,906

Director Retainers and Fees

Our non-employee directors receive annual retainer fees for Board and committee service. None of our employees receive additional compensation for serving as a director. In addition, if the Board or any committee holds more than 10 meetings in a calendar year, members of the Board and such committee are entitled to receive Board and committee meeting fees of $2,000 per additional meeting attended.

Compensation for Board and committee service is summarized below:

	Retainer ($)

Annual Director Retainer (the “Annual Director Retainer”)	$275,000	(1)
Chairman of the Board	$150,000
Lead Director	$35,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Finance Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000

(1)
In fiscal year 2025, directors received $150,000 of the Annual Director Retainer in equity and $125,000 in cash. The equity portion of the Annual Director Retainer was fully issued in deferred RSUs, RSAs or RSUs in the 2025 calendar year. Additionally, any director may elect to be paid the cash portion of the Annual Director Retainer or committee retainer(s) in Company common stock. CMC maintains a Non-Employee Director Deferred Compensation Program under which non-employee directors may defer all or a portion of their compensation until their separation from our Board.

Director Stock Ownership Guidelines

Under CMC’s stock ownership guidelines, non-employee directors are required to own Company common stock equal in value to five times such person’s annual cash retainer, and each non-employee director has five years from joining the Board to achieve this threshold.

76 COMMERCIAL METALS COMPANY

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2025 were Mses. Barton and Perkins and Messrs. McCullough (Chair since January 14, 2025) and Wetherbee (Chair until January 14, 2025). No member of the Compensation Committee was at any time during fiscal year 2025, or at any other time, an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving either as a member of our Compensation Committee or as a member of our Board. There were no relationships requiring disclosure under Item 404 of Regulation S-K or Item 407(e)(4) of Regulation S-K that involved any member of the Compensation Committee during fiscal year 2025.

2026 PROXY STATEMENT 77

Certain Relationships and Related Person Transactions

Since 1978, we have had a Code of Conduct that applies to all directors, officers and employees (collectively, “Covered Persons”). The Code of Conduct, as amended, is available on our website, www.cmc.com, by clicking on “Investors,” then “Governance and Board of Directors.”

The Code of Conduct prohibits a Covered Person from engaging in transactions in which he or she may have a conflict of interest without first disclosing the potential conflict of interest to his or her supervisor and seeking prior approval. Additionally, we have adopted a written policy regarding review and approval of related party transactions by the Audit Committee (the “Related Person Transactions Policy”).

CMC’s Related Person Transactions Policy defines a “Related Person Transaction” as any transaction involving an amount in excess of $120,000 in which the Company is a participant and in which a Related Person (as defined below) has or will have a direct or indirect material interest, including, without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The Related Person Transactions Policy also contains categories of certain transactions that our Board has identified as not constituting Related Person Transactions, because such transactions are not deemed to create a direct or indirect material interest for the Related Person.

A “Related Person” is (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company or (iii) an immediate family member of any of the persons identified in clauses (i) or (ii). Immediate family members include a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any individual (other than a tenant or employee) sharing the household of such person.

Under the Related Person Transactions Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy (i) by the Audit Committee or (ii) if the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of our Board, by such disinterested members of our Board by the vote of a majority thereof. In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction.

No director participates in any discussion or approval of a Related Person Transaction for which he or she is a Related Person, except that the director is required to provide all material information concerning the Related Person Transaction to the Audit Committee or disinterested directors reviewing such transaction.

There were no transactions considered to be a Related Person Transaction since the beginning of CMC’s 2025 fiscal year through the date of this proxy statement.

78 COMMERCIAL METALS COMPANY

Audit Committee Report

The following report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Our Board annually selects the members of the Audit Committee. During fiscal year 2025, the members of the Audit Committee were Messrs. Szews (Chair), Arriola and McPherson, and Ms. Raiss. On October 14, 2025, Ms. Hickton joined the Audit Committee. Our Board has determined that each member of the Audit Committee is qualified to serve. Our Board has determined that each member of the Audit Committee satisfies all applicable financial literacy requirements, and each member is independent as required by the Sarbanes-Oxley Act of 2002, Rule 10A-3 of the Exchange Act and the listing standards of the NYSE. Our Board has determined that Ms. Hickton and Messrs. Arriola, McPherson and Szews meet the definition of “audit committee financial expert” as defined by the SEC. During fiscal year 2025, the Audit Committee met seven times.

Roles and Responsibilities

The Audit Committee’s responsibilities are outlined in a charter approved by our Board, a current copy of which can be found on our website at www.cmc.com by clicking on “Investors,” then “Governance and Board of Directors.” On an annual basis, the Audit Committee conducts a self-assessment review and also reviews and assesses the adequacy of its charter.

The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements and disclosures, the Company’s compliance with legal and regulatory requirements, the Company’s procedures for monitoring compliance with the Company’s Code of Conduct and Business Ethics, the Company’s policies and procedures to address cybersecurity risks, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s internal control systems. The Audit Committee, among other activities described in its charter, has sole authority for the appointment (subject to stockholder ratification), compensation, retention, oversight, termination and replacement of the independent registered public accounting firm, recommends to our Board whether the audited financial statements should be included in our Annual Report on Form 10-K, reviews quarterly financial statements and earnings press releases with management and the independent registered public accounting firm, reviews with our internal audit staff and independent registered public accounting firm our controls and procedures and is responsible for approving all audit and engagement fees of the independent registered public accounting firm. The Audit Committee also participates in the selection and evaluation of the Company’s lead audit partner. The Audit Committee regularly meets independently as a committee and separately from management with the internal audit staff, the independent registered public accounting firm, as well as the Chief Financial Officer, the Chief Legal Officer, and the Chief Accounting Officer.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.

2026 PROXY STATEMENT 79

Audit Committee Report

Fiscal YEAR 2025 Actions

During fiscal year 2025, management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2025 with management and with the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments and estimates, the quality, not just acceptability, of the Company’s accounting principles, disclosures and such other matters as are required to be discussed by the Statement on Auditing Standards No. 1301 (Communications with Audit Committees) with the independent registered public accounting firm. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC rules. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence under such standards and has determined that the services provided by Deloitte & Touche LLP are compatible with maintaining its independence.

Fiscal YEAR 2025 Audited Financial Statements

Based on the Audit Committee’s discussions with management, the Company’s internal auditors and Deloitte & Touche LLP, and the Audit Committee’s review of the audited financial statements, including the representations of management and Deloitte & Touche LLP with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Audit Committee charter, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements for the fiscal year ended August 31, 2025 be included in the Company’s Annual Report on Form 10-K as filed on October 16, 2025 with the SEC.

Charles L. Szews, Chair

Dennis V. Arriola

John R. McPherson

Sarah E. Raiss

80 COMMERCIAL METALS COMPANY

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2026. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1959. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of CMC and its stockholders. Fees billed by Deloitte & Touche LLP and its member firms and affiliates to us for services provided in the fiscal years ended August 31, 2025 and August 31, 2024 were:

Type of Fees	Fiscal Year 2025	Fiscal Year 2024

Audit Fees	$4,246,031	$3,937,393
Audit-Related Fees	$—	$—
Tax Fees	$5,393	$8,944
All Other Fees	$8,000	$8,000
Total	$4,259,424	$3,954,337

“Audit Fees” are fees billed for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements. “Tax Fees” are billed for professional services for tax compliance, tax advice and tax planning. “All Other Fees” are fees billed for any services not included in the first three categories. For fiscal years 2025 and 2024, “All Other Fees” consisted of fees billed for use of the Deloitte Accounting Research Tool, an online research tool.

The Audit Committee has adopted the following practices regarding the engagement of our independent registered public accounting firm to perform services for us:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm shall provide the Audit Committee with the scope and fee budget proposal for the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, the scope and budget for audit services will be formally accepted by the Audit Committee.

2026 PROXY STATEMENT 81

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting FIRM

For non-audit services, Company management periodically submits to the Audit Committee for pre-approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Audit Committee will review and approve, as it considers appropriate, both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. All of the services described above were approved by the Audit Committee pursuant to these pre-approval processes. The Audit Committee considers non-audit fees and services when assessing auditor independence.

To ensure prompt handling of unexpected matters, the Audit Committee may periodically delegate to the Chair of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair of the Audit Committee will report any action taken in this regard to the Audit Committee at the next Audit Committee meeting.

The Audit Committee has specifically charged the independent registered public accounting firm with the responsibility of ensuring that all audit and non-audit services provided to us have been pre-approved by the Audit Committee. The CFO and independent registered public accounting firm are responsible for tracking all of the independent registered public accounting firm’s fees against the pre-approved budget for such services and periodically reporting that status to the Audit Committee.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Our Board requests that stockholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending August 31, 2026. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year ending August 31, 2026 if the Audit Committee determines that such a change should be made.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2026.

The Audit Committee and our Board recommend a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

82 COMMERCIAL METALS COMPANY

PROPOSAL 3

Advisory Vote on Executive Compensation

We are providing stockholders with an advisory, non-binding vote on the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules, which is commonly referred to as a “say-on-pay vote.” Our current policy is to hold an advisory say-on-pay vote each year and we expect to hold the next such advisory vote at the 2027 annual meeting of stockholders.

As disclosed in the Compensation Discussion and Analysis (which starts on page 42), CMC believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The objectives of CMC’s executive compensation program are to:

•
facilitate the attraction and retention of top-caliber talent;
•
align executive pay with performance;
•
align the interests of our executives with those of our stockholders; and
•
offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives dependent upon achieving the financial performance goals.

Within the objectives listed above, the Compensation Committee generally believes that it is in the interests of CMC and its stockholders that the “variable” compensation performance metrics should be:

•
primarily based on pre-established performance goals;
•
designed to compensate based upon a combination of individual, business unit and Company performance; and
•
established and communicated early in the performance period in order to align individual performance with Company goals.

While our annual say-on-pay vote is advisory, we value the opinions of our stockholders and carefully and thoughtfully consider our stockholders’ concerns and opinions in our annual evaluation of our executive compensation program.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of CMC, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and accompanying narrative discussion, is approved.”

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to approve the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement. The say-on-pay vote is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Our Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

2026 PROXY STATEMENT 83

Equity Compensation Plans

The following table presents information about our equity compensation plans as of August 31, 2025:

	A.	B.	C.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	1,369,204	$50.37	2,607,024
Equity compensation plans not approved by security holders	—	—	—
Total	1,369,204	$50.37	2,607,024

General

A copy of our Annual Report on Form 10-K filed with the SEC on October 16, 2025 is contained within the annual report. The Annual Report on Form 10-K includes our financial statements for the year ended August 31, 2025. Copies of the Annual Report on Form 10-K and the annual report are available to stockholders online at www.proxydocs.com/CMC by using the control number on your proxy card and on the Notice Regarding the Availability of Proxy Materials. Because we are furnishing proxy materials to our stockholders on the Internet, you will not receive a printed copy of the annual report unless you have specifically requested it. You may request a copy of the annual report, without charge, by contacting our Corporate Secretary of the Company by phone at (214) 689-4300 or by mail to 6565 North MacArthur Blvd. Suite 800, Irving, TX 75039.

We will bear the cost of soliciting proxies on behalf of CMC. Our directors, officers and employees may also solicit proxies by mail, telephone, facsimile, personal contact or through online methods. We will reimburse their expenses for doing this. We will also reimburse banks, brokers, trusts and other nominees for their costs in forwarding proxy materials to beneficial owners of our common stock.

84 COMMERCIAL METALS COMPANY

2027 Annual Meeting and Stockholder Proposals

Pursuant to regulations of the SEC, in order to be included in our proxy statement for the 2027 annual meeting of stockholders, stockholder proposals must be received at our principal executive office, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no later than July 28, 2026 and must comply with additional requirements established by the SEC. Pursuant to our amended and restated bylaws, a stockholder proposal to bring business before the 2027 annual meeting of stockholders submitted outside of the processes established in Rule 14a-8 promulgated by the SEC or to nominate a person for election to the Board pursuant to the advance notice provisions of our amended and restated bylaws will be considered untimely before September 16, 2026 and untimely after October 16, 2026.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders pursuant to the advance notice provisions on the same basis that it evaluates other nominees for director, provided stockholders submit the required information in writing in a timely manner addressed to the attention of the Nominating and Corporate Governance Committee and delivered to our principal executive office, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the advance notice provisions in our amended and restated bylaws addressing stockholder nominations of directors.

Pursuant to the proxy access provisions of our amended and restated bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our amended and restated bylaws. To include a nominee for our Board in our proxy materials, a compliant nomination notice for the 2027 annual meeting of stockholders must be received at our principal executive office, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no earlier than June 28, 2026 and no later than July 28, 2026. The nomination notice must contain the information required by the proxy access provisions of our amended and restated bylaws.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our amended and restated bylaws.

Other Business

Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the Proxy Holders will vote in accordance with their best judgment.

By Order of the Board of Directors,

Jody Absher

Senior Vice President, Chief Legal Officer and Corporate Secretary

November 25, 2025

2026 PROXY STATEMENT 85

Appendix A

Reconciliation of Non-GAAP Financial Measures

This proxy statement contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below. Management uses non-GAAP financial measures to evaluate financial performance and the Compensation Committee uses non-GAAP financial metrics to set target benchmarks for annual and long-term incentive performance plans. Non-GAAP financial measures should be viewed in addition to, and not as alternatives for, the most directly comparable measures derived in accordance with GAAP and may not be comparable to similar measures presented by other companies.

Regularly Reported Non-GAAP Financial Measures

Adjusted EBITDA and Core EBITDA

Adjusted EBITDA and core EBITDA are non-GAAP financial measures. Management uses Adjusted EBITDA and core EBITDA to evaluate our financial performance. Adjusted EBITDA and core EBITDA should not be considered as alternatives to net earnings (loss) from continuing operations, or any other performance measure derived in accordance with GAAP. However, we believe that Adjusted EBITDA and core EBITDA provide relevant and useful information, which is often used by investors, analysts, creditors and other interested parties in our industry as they allow: (i) comparison of our earnings to those of our competitors; (ii) supplemental measures of our ongoing core performance; and (iii) the assessment of period-to-period performance trends.

Amounts shown in millions	2025

Net earnings	$84.7
Interest expense	$45.5
Income taxes	$22.9
Depreciation and amortization	$285.9
Asset impairments	$4.6
Unrealized gain on undesignated commodity hedges	$(2.8)
Adjusted EBITDA	$440.8
Non-cash equity compensation	$37.1
Settlement of New Markets Tax Credit transaction	$(2.8)
Litigation expense	$362.3
Core EBITDA	$837.4

Amounts shown in millions	2025

Net earnings	$84.7
Asset impairments	$4.6
Settlement of New Markets Tax Credit transactions	$(2.8)
Litigation expense	$362.3
Unrealized gain on undesignated commodity hedges	$(2.8)
Total adjustments (pre-tax)	$361.3
Related tax effects on adjustments	$(88.7)
Adjusted Earnings	$357.3

2026 PROXY STATEMENT A-1

Appendix A: Reconciliation of Non-GAAP Financial Measures

Return on Invested Capital

Return on Invested Capital is a non-GAAP financial measure. Return on Invested Capital is defined as net operating profit, using the statutory tax rate, divided by total assets less cash and cash equivalents less accounts payable and accrued expenses and other payables, averaged using the beginning, ending and quarterly interim balances over a 12-month period. The following table provides the calculation of net operating profit and invested capital, which are used to calculate Return on Invested Capital:

Amounts shown in millions, except percentage	2025

Earnings before Income Taxes	$108
Interest expense	45
Asset impairments	5
Settlement of New Markets Tax Credit transaction	(3)
Litigation expense	362
Operating Profit	$517
Income taxes at statutory rate	(129)
Net Operating Profit	$388
Average total assets	6,889
Average cash and cash equivalents	(882)
Average accounts payable	(345)
Average accrued expenses and other payables	(438)
Invested Capital	$5,224
Return on Invested Capital	7.4%

Non-GAAP Financial Measures for Compensation Purposes

Adjusted Earnings (Comp) and Adjusted EBITDA (Comp)

Adjusted earnings from continuing operations for compensation purposes (“Adjusted Earnings (Comp)”) is a non-GAAP financial measure that is equal to earnings from continuing operations before income taxes, excluding certain items related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set and other items that were fundamentally different in strategic nature from ongoing performance. The adjustment "Settlement of New Markets Tax Credit transactions" represents the recognition of deferred revenue from 2016 and 2017 resulting from the Company’s participation in the New Markets Tax Credit program provided for in the Community Renewal Tax Relief Act of 2000 during the development of a micro mill, spooler and T-post shop located in eligible zones as determined by the Internal Revenue Service. The adjustment "Litigation expense" represents a provision recorded in the three months ended November 30, 2024 related to the judgment in the Pacific Steel Group litigation and, with respect to subsequent periods, interest expense on the judgment amount. During the fourth fiscal quarter of 2025, the Company modified its method of calculating adjusted EBITDA to exclude the impact of unrealized gains and losses on undesignated commodity derivatives. This change was primarily driven by heightened volatility in copper forward markets, which introduced significant non-cash fluctuations unrelated to core operations. By removing this volatility, the revised metric provides a more representative view of operating performance and cash-generating capability.

Adjusted EBITDA for compensation purposes (“Adjusted EBITDA (Comp)”) is a non-GAAP financial measure that is equal to Adjusted Earnings (Comp), excluding interest expense, income taxes, depreciation and amortization expense and the amortization of acquired unfavorable contract backlog. Adjusted Earnings (Comp) and Adjusted EBITDA (Comp) are used as metrics within our annual and long-term incentive performance plans for management. Adjusted EBITDA (Comp) differs from Adjusted EBITDA as regularly reported due to items that were not determined to be relevant to evaluate the achievement of pre-established financial performance goals.

A-2 COMMERCIAL METALS COMPANY

Appendix A: Reconciliation of Non-GAAP Financial Measures

A reconciliation of earnings from continuing operations before income taxes to Adjusted Earnings (Comp) and Adjusted EBITDA (Comp) is provided below:

Amounts shown in millions	2020	2021	2022	2023	2024	2025

Earnings from Continuing Operations Before Income Taxes	$371	$534	$1,515	$1,122	$636	$108
Adjustments:
Settlement of New Markets Tax Credit transaction	—	—	—	(18)	(7)	(3)
Loss on debt extinguishment	2	17	16	—	—	—
Asset impairments	7	7	5	4	7	5
Gains on sale of assets	—	(10)	(275)	—	—	—
Acquisition and integration related costs and other	32	—	9	—	—	—
Acquisition related earnings	—	—	(12)	—	—	—
Facility closure	11	—	—	—	—	—
Litigation expense	—	—	—	—	—	362
Total Adjustments:	52	14	(257)	(14)	—	364
Adjusted Earnings from Continuing Operations Before Income Taxes for Compensation Purposes	$423	$548	$1,258	$1,108	$636	$472
Income taxes at projected effective tax rate	106	148	368	277	159	122
Adjusted Earnings (Comp)	$317	$400	$890	$831	$477	$350
Interest expense	62	52	51	40	48	45
Income taxes at projected effective tax rate	106	148	368	277	159	122
Depreciation and amortization	166	168	163	219	280	286
Amortization of acquired unfavorable contract backlog	(29)	(6)	—	—	—	—
Adjusted EBITDA (Comp)	$621	$762	$1,472	$1,367	$964	$803

2026 PROXY STATEMENT A-3

Appendix A: Reconciliation of Non-GAAP Financial Measures

ROICC

Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. ROICC is net adjusted operating profit, using the Company’s projected effective tax rate, divided by the sum of stockholders equity, long-term debt, current maturities of long-term debt, less cash and cash equivalents in excess of base cash, averaged using the beginning, ending and quarterly interim balances over a 12-month period and adjusted, as needed, to exclude impacts related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set. See above for the reconciliation of Adjusted Earnings before income taxes for compensation purposes to earnings from continuing operations before income taxes. The following table provides the calculation of net adjusted operating profit and invested capital for compensation purposes, which are used to calculate ROICC:

Amounts shown in millions, except percentages	2020	2021	2022	2023	2024	2025

Adjusted Earnings Before Income Taxes for Compensation Purposes	$423	$548	$1,258	$1,108	$636	$472
Interest expense	62	52	51	40	48	45
Adjusted Operating Profit	$485	$600	$1,309	$1,148	$684	$517
Income taxes at projected effective tax rate	(119)	(162)	(383)	(287)	(167)	(150)
Net Adjusted Operating Profit	$366	$438	$926	$861	$517	$367
Average total stockholders’ equity*	1,755	2,057	2,730	3,759	4,227	4,124
Average long-term debt*	1,154	1,035	1,138	1,105	1,130	1,213
Average current maturities of long-term debt*	17	23	159	182	35	41
Average cash and cash equivalents in excess of base cash*	(131)	(263)	(361)	(385)	(498)	(682)
Invested Capital for Compensation Purposes	$2,795	$2,852	$3,666	$4,661	$4,894	$4,696
Return on Invested Capital for Compensation Purposes	13.1%	15.4%	25.3%	18.5%	10.6%	7.8%

* Financial metric adjusted to exclude impacts of transactions or events that arose after the financial performance goals were set.

A-4 COMMERCIAL METALS COMPANY

6565 N. MacArthur Blvd. | Suite 800 | Irving, Texas 75039 | 214.689.4300 | cmc.com

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Internet: www.proxypush.com/CMC ••Cast your vote online ••Have your Proxy Card ready ••Follow the simple instructions to record your vote Phone: 1-866-362-4503 ••Use any touch-tone telephone ••Have your Proxy Card ready ••Follow the simple recorded instructions Commercial Metals Company for Stockholders of Record as of November 17, 2025 Wednesday, January 14, 2026 10:00 AM, Central Time This event will be held via live audio webcast- Please visit www.proxydocs.com/CMC for more details. Mail: ••Mark, sign and date your Proxy Card ••Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Central Time, January 14, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Peter R. Matt, Paul J. Lawrence and Jody K. Absher (each a "Proxy Holder", and collectively, the "Proxy Holders") , and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Commercial Metals Company which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" EACH DIRECTOR NOMINEE AND "FOR" PROPOSALS 2 AND 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Proxy Holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Proxy Holders cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Commercial Metals Company Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of three director nominees to serve as Class I directors until the 2029 annual meeting of stockholders FOR AGAINST ABSTAIN 1.01 Dawne S. Hickton FOR #P2# #P2# #P2# 1.02 Peter R. Matt FOR #P3# #P3# #P3# 1.03 Robert S. Wetherbee FOR #P4# #P4# #P4# FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public FOR #P5# #P5# #P5# accounting firm for the fiscal year ending August 31, 2026 3. The approval, on an advisory basis, of the compensation of our named executive officers FOR #P6# #P6# #P6# NOTE: Such other business as may properly come before the Annual Meeting or any N/A #P7# #P7# #P7# adjournments or postponements of the Annual Meeting will be voted on by the Proxy Holders in their discretion. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)